UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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EMC Insurance Group Inc.
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NOTICE OF THE 2016 ANNUAL MEETING
OF STOCKHOLDERS

April 8, 2016

To the stockholders of EMC Insurance Group Inc.:

Notice is hereby given that the 2016 Annual Meeting of Stockholders of EMC Insurance Group Inc., an Iowa corporation, will be held on Thursday, May 19, 2016 at 1:30 p.m. Central Time at the offices of Employers Mutual Casualty Company, 700 Walnut Street, Des Moines, Iowa, to:

1)	Elect five persons to the Board of Directors;
2)	Approve, by a non-binding advisory vote, the compensation of our named executive officers as disclosed in the proxy statement;
3)	Approve the Employers Mutual Casualty Company Executive Annual Bonus Plan;
4)	Approve the Employers Mutual Casualty Company Executive Long Term Incentive Plan;
5)	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year; and
6)	Transact such other business as may properly come before the meeting or any adjournment thereof.
Each share of the Company’s common stock will be entitled to one vote upon all matters described above.  Stockholders of record at the close of business on March 22, 2016 are entitled to notice of and to vote at the meeting.  The stock transfer books of the Company will not be closed.
On or about April 8, 2016, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet.  By furnishing the Notice Regarding the Availability of Proxy Materials, we are lowering the costs and reducing the environmental impact of our Annual Meeting.

By order of the Board of Directors,

/s/ Richard W. Hoffmann

Richard W. Hoffmann
Vice President, General Counsel and Secretary

i

ii

EMC INSURANCE GROUP INC.
717 Mulberry Street
Des Moines, Iowa  50309

PROXY STATEMENT
2016 Annual Meeting of Stockholders
May 19, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 19, 2016:

This Proxy Statement and the 2015 Annual Report to Stockholders are available at www.EMCIns.com/ir/annual_reports.aspx.

GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of EMC Insurance Group Inc., an Iowa corporation (the “Company”), of proxies from the holders of the Company’s $1.00 par value common stock (the “Common Stock”) for use at the 2016 Annual Meeting of Stockholders to be held on May 19, 2016, and at any adjournment thereof (the “Annual Meeting”).
Under rules adopted by the Securities and Exchange Commission ("SEC"), the Company has chosen to provide its stockholders with the choice of accessing the Annual Meeting proxy materials over the Internet, rather than receiving printed copies of those materials through the mail.  In connection with this process, a Notice Regarding the Availability of Proxy Materials (the “Notice”) is being mailed to the Company’s stockholders who have not previously requested electronic access to its proxy materials or paper proxy materials.  The Notice contains instructions on how you may access and review the Company’s proxy materials on the Internet and how you may vote your shares over the Internet.  The Notice will also tell you how to request the Company’s proxy materials in printed form or by email, at no charge.  The Notice contains a 16-digit control number that you will need to vote your shares.  Please keep the Notice for your reference through the meeting date.
The Company anticipates that the Notice will be mailed to stockholders beginning on or about April 8, 2016.

VOTING INFORMATION

Record Date
You may vote all shares that you owned as of March 22, 2016, which is the record date for the Annual Meeting.  On March 22, 2016, the Company had 20,945,141 shares of Common Stock outstanding at the close of business.  Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How to Vote
The Notice that most of the Company’s stockholders will receive will have information about Internet voting, but is not permitted to include a telephonic voting number because that would enable a stockholder to vote without accessing the proxy materials online.  The telephonic voting number will be on the website where the proxy materials can be found.  Additional information about voting by telephone follows.
Your Vote is Important.  We encourage you to vote promptly.  Internet and telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 18, 2016.  You may vote in one of the following ways:

By Telephone.  You have the option to vote your shares by telephone.  In order to vote your shares by telephone, please go to www.proxyvote.com and log in using the 16-digit control number provided on your Notice.  You will be provided with a telephone number for voting at that site.  Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to vote your shares.  When you vote by telephone, you will be required to enter your 16-digit control number, so please have it available when you call.  You may vote by telephone 24 hours a day.  The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes.
By the Internet.  You can also vote your shares over the Internet.  The Notice indicates the website you may access for Internet voting using the 16-digit control number included in the notice.  You may vote over the Internet 24 hours a day.  As with telephone voting, you will be able to confirm that the system has properly recorded your votes.  If you hold your shares in street name, please follow the Internet voting instructions in the Notice you receive from your bank, broker, trustee or other record holder.
By Mail.  If you elect to receive your proxy materials by mail and you are a holder of record, you can vote by marking, dating and signing your proxy card, and then returning it by mail in the postage-paid envelope provided to you.  If you elect to receive your proxy materials by mail and you hold your shares in street name, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee or holder of record.
At the Meeting.  The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person.  If you hold your shares in street name, you must obtain a legal proxy, executed in your favor, from the holder of record if you wish to vote these shares at the Annual Meeting.
All shares that have been properly voted and not revoked will be voted as you have directed at the Annual Meeting.  If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.  Unless otherwise indicated on the proxy, shares will be voted by the persons named in the proxy as follows:

(1)	for the election of the five director nominees;

(2)	for the non-binding advisory approval of the compensation of the Company’s named executive officers as described under “Executive Compensation”;

(3)	for approval of the Executive Annual Bonus Plan;

(4)	for approval of the Executive Long Term Incentive Plan;

(5)	for ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

(6)	in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the Annual Meeting.
The Company’s stockholders do not have cumulative voting rights.

Revocation of Proxies
You can revoke your proxy at any time before your shares are voted if you:  (1) submit a written revocation to the Company’s corporate secretary at the Annual Meeting; (2) submit a timely later-dated proxy or voting instruction form if you hold shares in street name; (3) provide timely subsequent telephone or Internet voting instructions; or (4) vote in person at the Annual Meeting.

Cost of Proxy Solicitation
The Company has borne all costs of soliciting proxies.  In addition to solicitation by mail, there may be incidental personal solicitations made by directors and officers of the Company, its parent, Employers Mutual Casualty Company (“Employers Mutual”), and their subsidiaries, the costs of which, including payments to nominees who at the request of the Company mail such material to their customers, will be borne by the Company.
Quorum
Shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting will be tabulated for a determination of whether or not a quorum is present.  The Company will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the shares entitled to vote are present at the Annual Meeting, either in person or by proxy.  Shares registered in the names of brokers or other “street name” nominees for which proxies are voted on some but not all matters will be considered to be present at the meeting for quorum purposes, but will be considered to be voted only as to those matters actually voted, and will not be considered as voting for any purpose as to the matters with respect to which no vote is indicated (commonly referred to as “broker non-votes”).

Additional Information
Directors are elected by a majority of votes cast.  In an uncontested election, any nominee for director who receives a greater number of votes “against” his or her election (i.e., authority is withheld) as compared to the number of votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote.  In such an event, the Board’s Corporate Governance and Nominating Committee shall promptly consider the resignation offer and make a recommendation to a committee of independent directors of the Board whether to accept the tendered resignation or to take some other action, such as rejecting the resignation and addressing the apparent underlying cause of the withheld votes.  The committee of independent directors will act on the recommendation within 90 days following certification of the stockholder vote and disclose its decision and an explanation of how the decision was reached in a Current Report on Form 8-K filed with the SEC.  Abstentions and broker non-votes are treated as votes not cast and will have no effect in the election of directors (Proposal No. 1).  The outcomes of the votes on the proposals (i) to approve the compensation of the Company’s named executive officers (Proposal No. 2); (ii) to approve the Employers Mutual Casualty Company Executive Annual Bonus Plan (Proposal No. 3); (iii) to approve the Employers Mutual Casualty Company Executive Long Term Incentive Plan (Proposal No. 4); and (iv) to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal No. 5) each require the favorable vote of a majority of the votes cast on those matters; accordingly, abstentions applicable to shares represented at the meeting will have the same effect as votes against these proposals, and broker non-votes will have no effect on the outcome of these proposals.  Proposal No. 2 (approval of the compensation of the Company’s named executive officers as described under “Executive Compensation”, beginning on page 13 of this Proxy Statement) is advisory in nature and will not be binding on the Company or the Board of Directors.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Nominees
At the May 19, 2016 Annual Meeting, the stockholders will elect a board of five directors to serve for one-year terms extending until the 2017 Annual Meeting and until their respective successors are duly elected and qualified.  In accordance with the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Stephen A. Crane, Jonathan R. Fletcher, Robert L. Howe, Bruce G. Kelley and Gretchen H. Tegeler for election as directors.  Proxies which are received in response to this solicitation will, unless contrary instructions are given therein (and except for broker non-votes, as described above), be voted in favor of these five nominees.  The Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting.  Should that occur, however, proxies will be voted in favor of such other person who is recommended by the Corporate Governance and Nominating Committee and designated by the Board of Directors.
The biographical profiles on the following pages contain certain information with respect to the Board of Directors’ nominees for election as directors.

STEPHEN A. CRANE

Committee Memberships:	Position: Chairman of the Board
● Audit
● Compensation	Director Since: 2009
● Corporate Governance and Nominating (Chair)
● Executive	Age: 70

Noteworthy Business Experience:
● AlphaStar Insurance Group Limited, a vertically integrated insurance holding company
○ Chief Executive Officer (1999-2004)
● Gryphon Holdings, Inc., a specialty insurance holding company
○ Chief Executive Officer (1993-1998)
● G.L. Hodson & Son, a United States reinsurance intermediary
○ Chief Executive Officer (1989-1993)

Other Directorships:
● First Security Benefit Life Insurance and Annuity Company of New York

Experience and Qualifications of Particular Relevance to Company:
● Senior executive management experience
● Extensive insurance industry experience
● Specialized knowledge in corporate finance, corporate governance and strategic planning

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JONATHAN R. FLETCHER

Committee Memberships:	Position: Director
● Compensation (Chair)
● Corporate Governance and Nominating	Director Since: 2010
● Inter-Company
Age: 42

Noteworthy Business Experience:
● BTC Capital Management, a registered investment advisory firm
○ Managing Director and Portfolio Manager (2006-2015)
● Bankers Trust Company, a financial institution providing banking services
○ Trust Officer (2005-2006)
● Massachusetts Republican Party
○ Executive Director (2001-2003)

Other Directorships:
● BTC Financial Corporation
● Ruan, Inc.
● Ruan Transportation Management Systems, Inc.

Experience and Qualifications of Particular Relevance to Company:
● Expertise in the field of investments
● Knowledge of governmental relations and politics

ROBERT L. HOWE

Committee Memberships:	Position: Director
● Audit
● Compensation	Director Since: 2007
● Corporate Governance and Nominating
● Inter-Company (Chair)	Age: 73

Noteworthy Business Experience:
● State of Iowa Insurance Division
○ Deputy Commissioner and Chief Examiner (1985-2002)

Other Directorships:
● American Equity Investment Life Holding Company (lead independent director)
● American Equity Investment Life Insurance Company of New York

Experience and Qualifications of Particular Relevance to Company:
● Extensive experience and specialized knowledge in the areas of insurance regulation and finance

BRUCE G. KELLEY

Committee Membership:	Position: President, Chief
● Executive (Chair)	Executive Officer, Treasurer and Director
Director Since: 1991

Age: 62

Noteworthy Business Experience:
● EMC Insurance Group Inc.
○ President and Chief Executive Officer (1992-present)
○ Treasurer (1991-1996, 2014-present)
○ President and Chief Operating Officer (1991-1992)
○ Executive Vice President (1989-1991)
● Employers Mutual Casualty Company
○ President and Chief Executive Officer (1992-present)
○ Treasurer (1996-2000, 2014-present)
○ Executive Vice President (1989-1991)
○ Director (1984-present)

Other Directorships: None

Experience and Qualifications of Particular Relevance to Company:
● Considerable knowledge of the Company
● Extensive knowledge of the insurance industry
● Substantial legal expertise

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GRETCHEN H. TEGELER

Committee Memberships:	Position: Director
● Audit (Chair)
● Executive	Director Since: 2007
● Inter-Company
Age: 60

Noteworthy Business Experience:
● Taxpayers Association of Central Iowa, a non-profit organization dedicated to informed public policy and taxpayer advocacy
○ President (2011-present)
● American Cancer Society
○ Midwest Division Vice President (2002-2008)
● McLeod USA, a telecommunications company
○ Director of Business Development and Government Relations (1999-2002)
● State of Iowa
○ Chief of Staff to Governor Terry E. Branstad (1998-1999)
○ Director of the Iowa Department of Management (1990-1998)

Other Directorships: None

Experience and Qualifications of Particular Relevance to Company:
● Extensive management experience
● Financial and operational oversight experience
● Specialized knowledge and experience in strategic planning and public policy

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED HEREIN.

CORPORATE GOVERNANCE
Board Leadership Structure
For more than ten years, the Company has maintained a policy of separating the roles of Chairman of the Board and Chief Executive Officer.  Stephen A. Crane currently serves as Chairman of the Board of the Company, having been first elected to that position by the Company's Board at a meeting held March 4, 2013, and effective May 23, 2013.  The Chairman of the Board is “independent” under the standards established by the corporate governance rules of the NASDAQ Stock Market (the "NASDAQ") and the rules and regulations of the SEC.  These standards are discussed more fully below.  Mr. Kelley, the Company’s Chief Executive Officer, also serves as President and Chief Executive Officer of Employers Mutual, which presently owns approximately 56.6% of the outstanding Common Stock of the Company.  Employers Mutual intends to retain ownership of a majority of the Company’s Common Stock for the foreseeable future, thus giving it the right to determine whether or not all of the proposals presented at each Annual Meeting are approved, and enabling it to control the election of the Company’s Board of Directors.  By maintaining a board on which Mr. Kelley is the only member not “independent” under such standards, and on which Mr. Kelley does not serve as Chairman of the Board, the opportunity for the expression of a wider variety of viewpoints and the exercise of objective, independent judgment exists and, it is felt, the interests of all of the Company’s stockholders are best served.

The Board of Directors believes that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company.  In addition, the Board believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders.  As a result, the Board of Directors has concluded that having an independent Chairman enhances the effectiveness of the Board as a whole and is an appropriate leadership structure for the Company.

Independence of Directors
The Board of Directors annually assesses the independence of each director nominee.  The NASDAQ prescribes independence standards for companies listed there, including the Company.  These standards require a majority of the Board of Directors to be independent.  They also require every member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee to be independent.  Pursuant to the applicable NASDAQ rule, “Independent Director” means a person other than an Executive Officer (as defined by applicable rule) or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The applicable NASDAQ standards identify various facts and relationships which preclude an individual from being considered to be “independent”.
The Board of Directors, using NASDAQ’s standards for determining the independence of its members, and based upon (i) information furnished by all directors regarding their material relationships with the Company and its affiliates (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company and/or its affiliates) and (ii) research conducted by management, has determined that Board Chairman Crane and Board members Fletcher, Howe and Tegeler are independent directors.

Information about the Board of Directors and its Committees
During the year ended December 31, 2015, the Board of Directors of the Company held four regular meetings.  In 2015, each member of the Board of Directors attended 100% of the aggregate of (i) the total number of meetings of the Board of Directors held during the time he or she served as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served at the time.  All of the members of the 2015 Board of Directors attended the Company’s 2015 Annual Meeting, and the Company expects at least a majority of the members of the current Board of Directors to attend the 2016 Annual Meeting.
The Board of Directors of the Company has an Executive Committee and four standing committees:  the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Inter-Company Committee.  Each member of each of the four standing committees is independent.

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The following table identifies the members of each committee during the past year:

Board Committee Membership

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Executive Committee	Inter-Company Committee

Bruce G. Kelley				Chair

Stephen A. Crane	X	X	Chair	X

Jonathan R. Fletcher		Chair	X		X

Robert L. Howe	X	X	X		Chair

Gretchen R. Tegeler	Chair			X	X

The committee profiles on the following pages contain certain information with respect to the actions of each committee.

AUDIT COMMITTEE

Committee Membership:	Meetings in 2015: 7
● Gretchen H. Tegeler, Chair
● Robert L. Howe, Audit Committee Financial Expert	Member Attendance at
● Stephen A. Crane	Committee Meetings: 100%

Purpose & Duties:  The Audit Committee assists the Board of Directors in its general oversight of the Company's financial reporting, internal control over financial reporting and audit functions. Further explanation of the duties of the Audit Committee can be found in the Audit Committee Charter.

Committee Charter: The Audit Committee Charter is available on the Company's website at www.EMCIns.com/ir/Corporate_Governance.aspx.

Financial Experts: The Board of Directors has determined that Messrs. Crane and Howe and Ms. Tegeler are all financial experts serving on the Audit Committee.

Additional Information: The Audit Committee Report can be found beginning on page 43 of this Proxy Statement.

COMPENSATION COMMITTEE

Committee Membership:	Meetings in 2015: 2
● Jonathan R. Fletcher, Chair
● Stephen A. Crane	Member Attendance at
● Robert L. Howe	Committee Meetings: 100%

Purpose & Duties:  The Compensation Committee assists the Board of Directors in discharging the Board's responsibilities relating to compensation of the Company's chief executive officer and senior executive officers. Further explanation of the duties of the Compensation Committee can be found in the Compensation Committee Charter.

Committee Charter: The Compensation Committee Charter is available on the Company's website at www.EMCIns.com/ir/Corporate_Governance.aspx.

Additional Information: The Compensation Committee Report can be found beginning on page 40 of this Proxy Statement.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Committee Membership:	Meetings in 2015: 1
● Stephen A. Crane, Chair
● Jonathan R. Fletcher	Member Attendance at
● Robert L. Howe	Committee Meetings: 100%

Purpose & Duties:  The Corporate Governance and Nominating Committee aids the Board in establishing appropriate corporate governance policies, and ensures that the Board is appropriately constituted to meet its fiduciary obligations to stockholders. It assists the Board in assessing its membership needs, identifies individuals qualified to become members of the Board and makes recommendations to the Board regarding (1) potential director candidates; (ii) the structure, operations and membership of each committee; and (iii) the adequacy of the Charters of each committee, among other duties. The Committee is also responsible for the establishment and oversight of an evaluation program for the Board and its committees.

Committee Charter:  The Restated Corporate Governance and Nominating Committee Charter sets out criteria for the nomination of a director and the process for consideration of director candidates recommended by stockholders. The Charter is available on the Company's website at www.EMCIns.com/ir/Corporate_Governance.aspx.

Additional Information:  The Corporate Governance and Nominating Committee takes a multi-faceted approach to the identification and selection of nominees for the Board of Directors. The Committee seeks to identify individuals who, in addition to having a reputation for integrity, honesty and adherence to high ethical standards, also have demonstrated business knowledge, experience and ability to exercise sound judgment in matters related to current and long-term objectives of the Company, and a willingness and ability to contribute positively to the decision-making process of the Company.

EXECUTIVE COMMITTEE

Committee Membership:	Meetings in 2015: 0
● Bruce G. Kelley, Chair
● Stephen A. Crane	Member Attendance at
● Gretchen H. Tegeler	Committee Meetings: N/A

Purpose & Duties:  The Executive Committee possesses the authority to exercise all of the authority of the Board of Directors when the Board of Directors is not in session, with the exception of certain actions, which, under Iowa law and the Company's By-Laws, require action by the Board of Directors; these proscribed actions include amending the Company's Articles of Incorporation, declaring dividends, adopting a plan of merger or consolidation of the Company, appointing or removing executive officers, filling officer vacancies, approving or recommending to the Company's stockholders a voluntary dissolution or revocation of its Articles of Incorporation, or amending the Company's By-Laws.

Committee Charter: N/A

Additional Information: N/A

INTER-COMPANY COMMITTEE

Committee Membership:	Meetings in 2015: 3
● Robert L. Howe, Chair
● Jonathan R. Fletcher	Member Attendance at
● Gretchen H. Tegeler	Committee Meetings: 100%

Purpose & Duties:  The Company and Employers Mutual have each established an Inter-Company Committee. Any new material agreement or transaction between Employers Mutual, and any of its direct or indirect wholly-owned subsidiaries or its affiliate, and the Company, and any of its direct or indirect wholly-owned subsidiaries, as well as any proposed material change to an existing agreement between such entities, must receive the approval of both Inter-Company Committees. This approval is granted only if the members of the Company’s Inter-Company Committee unanimously conclude that the new agreement or transaction, or proposed material change to an existing agreement, is fair and reasonable to the Company and its stockholders, and the members of Employers Mutual’s Inter-Company Committee unanimously conclude that the new agreement or transaction, or proposed change to an existing agreement, is fair and reasonable to Employers Mutual and its policyholders. Further explanation of the duties of the Inter-Company Committee can be found in the Joint Charter of the Inter-Company Committees.

Committee Charter: The Joint Charter of the Inter-Company Committees is available on the Company's website at www.EMCIns.com/ir/Corporate_Governance.aspx.

Additional Information:  None of the three members of the Company’s Inter-Company Committee may be members of Employers Mutual’s Board of Directors, and each is required to be independent. Similarly, Employers Mutual’s Inter-Company Committee consists of three directors of Employers Mutual who are not members of the Company’s Board of Directors. The two Inter-Company Committees may meet separately or jointly, but separate votes are always required.

The Board’s Role in Risk Oversight
It is management’s responsibility to manage risk and to bring to the attention of the Board of Directors the risks which management has determined to be most material to the Company.  The Board of Directors, in turn, has the responsibility to oversee the processes established by management to identify, quantify, prioritize, report, monitor and manage such risks to the Company.
Employers Mutual’s Board of Directors has established an Enterprise Risk Management Committee (the “ERM Committee”) to oversee and provide guidance with respect to the risk management concerns of the family of corporations collectively doing business as EMC Insurance Companies, including the Company and its subsidiaries.  That committee meets at least quarterly, and the minutes of each ERM Committee meeting are provided to each member of the Company’s Board of Directors for review.  Employers Mutual has employees dedicated to enterprise risk management, and has established an internal ERM Oversight Committee, which currently consists of all members of Employers Mutual’s Policy Committee (as defined on page 13 of this Proxy Statement) plus three additional Employers Mutual officers.  The ERM Oversight Committee meets at least quarterly to discuss numerous identified enterprise risks and appropriate mitigation strategies, and summaries of those discussions are provided to the ERM Committee.  The Employers Mutual vice president most directly involved in those activities meets with and presents a report to the Company’s Board of Directors bi-annually regarding risk management.  That officer is also available for questions and discussion at all other Board of Directors meetings.  Through such reports and question and answer sessions, the Board is kept apprised of, and has the opportunity to provide input concerning, the risk management activities of the Company and its subsidiaries.
Pursuant to its Charter, the Audit Committee is also charged with discussing with management the Company’s major policies with respect to risk assessment and risk management.  The Corporate Governance and Nominating Committee considers risks related to the appropriate composition of the Company’s Board of Directors and its committees.  Because the Company has no employees of its own, the Compensation Committee works with three committees of Employers Mutual’s Board of Directors (the Corporate Governance and Nominating Committee, the Senior Executive Compensation Committee and the Employee Benefits Committee) to consider risks related to succession planning, the attraction and retention of talented personnel, and the design of compensation programs and arrangements.  Those latter two committees of Employers Mutual’s Board of Directors also review compensation and benefit plans affecting all employees of Employers Mutual, including the Company’s executive officers.
The Company’s Board of Directors, through its Compensation Committee in consultation with the Compensation Committee’s independent compensation consultant, has determined that Employers Mutual’s compensation policies and practices and its benefit plans do not create risks that are reasonably likely to have a material adverse effect on the Company.  The analysis undertaken to reach that determination is more fully described in the Compensation Committee Report beginning on page 40 of this Proxy Statement.

Board Diversity
The Restated Corporate Governance and Nominating Committee Charter states that, among the criteria for nomination as a director of the Company, the value of diversity on the Board of Directors should be considered.  In selecting a director nominee, the Corporate Governance and Nominating Committee focuses on the skills, knowledge, background, educational and professional achievements, breadth of experience and abilities of each nominee, with the goal of providing a slate of director nominees whose individual qualities and personal attributes complement each other and who, as a group, possess the qualifications, skills, business acumen and expertise necessary to fulfill the duties and responsibilities of the Board of Directors.  Director nominees are selected based upon those factors and the other criteria identified in the Restated Corporate Governance and Nominating Committee Charter, and are neither chosen nor excluded solely or largely because of race, color, gender, national origin, religion, sexual orientation or identity.  The Company’s directors come from diverse backgrounds and possess differing viewpoints, talents, educational attainments and expertise, including financial, managerial, legal, regulatory, non-profit, governmental and insurance-related experience and skills, which, together with their individual qualities and attributes, contribute to the heterogeneity of the Board of Directors.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Structural Overview
All of the executive officers of the Company, as well as other individuals who devote a portion of their time to performing duties for the Company and its subsidiaries, are employees of Employers Mutual.  Fourteen executive officers comprised Employers Mutual’s Policy Committee (the “Policy Committee”) during calendar year 2015.  Included within that group are the Named Executive Officers (“NEOs”) of the Company whose compensation is disclosed in the Summary Compensation Table found on page 32 of this Proxy Statement.  For calendar year 2015, the Company’s NEOs were Bruce G. Kelley, President and Chief Executive Officer; Mark E. Reese, Senior Vice President and Chief Financial Officer; Kevin J. Hovick, Executive Vice President and Chief Operating Officer; Scott R. Jean, Executive Vice President - Finance & Analytics; and Mick A. Lovell, Executive Vice President for Corporate Development.
Because the Company has no employees of its own, it has no payroll and no employee benefit plans.  During 2015, the Company’s three property and casualty insurance subsidiaries (Dakota Fire Insurance Company, EMCASCO Insurance Company and Illinois EMCASCO Insurance Company), together with two subsidiaries and an affiliate of Employers Mutual; were parties to a reinsurance pooling agreement with Employers Mutual ( the “Pooling Agreement”).  A portion of the compensation expense of Employers Mutual’s employees during 2015 was allocated to the Company’s property and casualty insurance subsidiaries in accordance with the terms of the Pooling Agreement.  The aggregate participation of these subsidiaries in the Pooling Agreement during 2015 was 30% (unchanged for the past several years), and this percentage represents the approximate portion of the total compensation expense of the NEOs that was allocated to the Company in 2015.  The compensation paid to Employers Mutual’s employees who performed duties for the Company’s other two subsidiaries (EMC Reinsurance Company and EMC Underwriters, LLC) was not allocated pursuant to the Pooling Agreement, but rather was charged directly to those two subsidiaries.

Process Overview
The process for establishing the compensation of Employers Mutual’s executive officers (including the Company’s NEOs) begins with Employers Mutual's Human Resources (HR) Department, which receives, reviews and validates survey data on executive compensation from a number of sources. From that information, recommended salary ranges for each of the executive officer positions at Employers Mutual are established for the ensuing year.  In consultation with each executive officer’s supervisor and Mr. Kelley, individual base salary recommendations are also developed. Employers Mutual's Executive Vice President for Corporate Development develops recommended cash bonus program performance factors and targets for the ensuing year.  Recommendations for restricted stock awards are developed pursuant to guidelines that are considered and approved annually.  All of these recommendations are then submitted to the Senior Executive Compensation Committee of Employers Mutual’s Board of Directors (the “Employers Mutual Compensation Committee”) for its consideration, potential modification and approval. Subsequent to that action, the compensation package proposals are submitted to the Company’s Compensation Committee for its independent evaluation, possible modification and approval.
The Company’s Compensation Committee utilizes a compensation consultant to help ensure that the compensation packages approved by the Employers Mutual Compensation Committee are reasonable and appropriate.  The Company’s Compensation Committee retained the Hay Group Division of Korn Ferry (the "Hay Group") to serve in this capacity in 2015, and has used the same consulting group annually since 2007.  The Company's Compensation Committee has reviewed the firm’s independence, and is not aware of any factors which raise conflict of interest or similar concerns.
If the Company’s Compensation Committee does not concur with the compensation packages approved by the Employers Mutual Compensation Committee, its concerns are referred back to the Employers Mutual

Compensation Committee for additional study and reconsideration.  Both committees are authorized to meet jointly in an attempt to resolve any continuing differences, but the Company’s Compensation Committee is required by its Charter to take action independently of the actions taken by the Employers Mutual Compensation Committee.  However, because Employers Mutual is the employer, it has the ultimate decision-making authority with respect to compensation packages.  The Company's only recourse in the event of a disagreement with respect to those compensation packages is to state that disagreement, and to make the appropriate public disclosures.
Once the respective base salary components of the compensation packages for the executive officers, including the Company’s NEOs, have been approved by both compensation committees, they are submitted to the full Board of Directors of Employers Mutual for final approval.  Decisions regarding the designation of the cash bonus program performance targets and restricted stock awards are final upon approval by both compensation committees.

Advisory “Say on Pay” Vote on Executive Compensation
As the two compensation committees evaluated Employers Mutual’s compensation practices and talent needs for 2015, they were mindful of the support the Company’s stockholders had expressed for the compensation program applicable to the Company’s NEOs for fiscal year 2014.  As a result, the two committees retained a similar approach to executive compensation in 2015, which rewards Employers Mutual’s most senior executives for substantial progress toward, or the attainment of, specified financial performance objectives.  The two committees believe that this compensation program closely aligns the interests of Employers Mutual’s senior executives with those of the Company's stockholders.
At the Annual Meeting of the Company’s stockholders held May 13, 2015, 95.99% of the total shares outstanding and entitled to vote were represented in person or by proxy at the meeting and had the opportunity to provide an advisory vote on the compensation of the Company’s NEOs.  Votes to approve (on an advisory basis) the compensation of the Company’s NEOs, as described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narratives in last year’s Proxy Statement, were cast by the holders of 86.48% of the total shares outstanding and entitled to vote.  When abstentions and broker non-votes are excluded, the approval rate from last year’s vote on the compensation of the Company’s NEOs was 98.30%.  Based upon those advisory vote results, the members of the Company’s Compensation Committee concluded that the process for determining the compensation of Employers Mutual’s executive officers (including the Company's NEOs), the aggregate compensation amounts derived from the three primary compensation components described below (both at target and maximum levels), and the mix of compensation components are all supported by the vast majority of the Company’s stockholders, and that no specific actions were required by the Company’s Compensation Committee or the Board during the past year to address compensation-related concerns.
The Company’s Board of Directors has determined that such advisory votes should be conducted annually.  Accordingly, Proposal No. 2 in this Proxy Statement provides the Company's stockholders with the opportunity to vote, on an advisory basis, on the compensation of the Company’s NEOs for fiscal year 2015.

Compensation Program Objectives
The long-standing objective of Employers Mutual’s compensation program has been to provide a level of compensation that will attract and retain highly qualified and motivated executive officers who will enhance the ability of EMC Insurance Companies (which consists of Employers Mutual and all of its subsidiaries and an affiliate, together with the Company and all of its subsidiaries) to continue its long history of financial strength, stability and long-term growth.  This objective is documented in a formal Executive Compensation Policy previously approved by both the Employers Mutual Compensation Committee and the Company’s Compensation Committee.  The two compensation committees seek to attain this objective by providing total compensation packages that will not only attract and retain such executive talent, but also reward executive officers for individual performance, thereby enhancing the operating performance of EMC Insurance Companies, as measured by the consolidated statutory-basis financial statements of this group of companies.  Total compensation includes base salary, short-term incentives provided through an annual cash bonus program, long-term incentives provided through stock awards and a long-term cash bonus incentive program, as well as certain employee and retirement benefits.  Base salary ranges are determined by an annual examination of industry survey results. The Executive Compensation Policy's stated goal is to provide those executive officers who are performing at high levels and who have been in their current positions three to seven years with base salaries at or near their salary range midpoints; provided, however, that the time frame may vary depending upon previous experience, level of performance in the position, and market conditions.  Incentives are intended to motivate the executive officers to achieve short and long-term performance goals.
Historically, Employers Mutual’s compensation program rewarded its executive officers for increases in the price of the Company’s Common Stock through the issuance of incentive, or qualified, stock options.  However, with the implementation of the 2007 Employers Mutual Casualty Company Stock Incentive Plan (the “2007 Plan”), opportunities for the issuance of both qualified and non-qualified equity awards, as well as other stock-based awards, became available. It is anticipated that most, if not all, future awards will be long-term incentive awards such as restricted stock.
Due to the Company’s structure (a downstream holding company of Employers Mutual with no employees of its own) and the fact that the Company’s operating results represent a relatively small portion of EMC Insurance Companies' total operating results, the compensation of Employers Mutual’s executive officers is not, and cannot be, strictly aligned with the interests of the Company’s stockholders.  However, it is the opinion of management and the Company’s Compensation Committee that the compensation program utilized by Employers Mutual does provide incentives that appropriately align the performance objectives of Employers Mutual’s executive officers with the interests of the Company’s stockholders over a long-term perspective.

The Compensation Program
The compensation of Employers Mutual’s executive officers is provided primarily through the use of three elements:  (i) base salary; (ii) a cash bonus program (which consists of both short and long-term components); and (iii) stock awards (which, prior to 2013, consisted of stock option awards and have, since 2013, consisted of restricted stock awards).  Each of these elements is designed to achieve a particular result, as described more fully below.  The combination of these elements is intended to provide an overall compensation package that promotes both individual and collective executive officer behaviors which are reasonably expected to build both policyholder value and stockholder value over the long term.  The only element of Employers Mutual’s 2015 compensation program subject to factors directly attributable to the performance of the individual executive officers was base salary.  Any compensation received under the cash bonus program (whether short or long-term) is provided pursuant to the written guidelines of those plans.  The guidelines applicable to the issuance of restricted stock awards in 2015 took into account the recipient's title or position.  The short and long-term components of the cash bonus program are the only elements of the compensation program in which corporate performance is taken into account.  However, individual performance objectives of certain executive officers may be based on specific corporate performance factors.
Base Salary.  Base salary is intended to compensate the executive officers for their contributions toward the achievement of identified business objectives, demonstrated leadership skills and overall management effectiveness.  Together with the benefit programs available to all Employers Mutual employees, this component of overall compensation is intended to ensure that the management team is fairly remunerated, and to provide reasonable security to such executives so that they can perform at their best and take prudent risks.  The established salary ranges, the length of time an executive officer has served in his or her position, the relative position of an executive officer’s salary within the salary range and individual performance are the primary factors considered in determining base salary.  Using this information, the Chair of Employers Mutual’s Board of Directors makes the final base salary recommendation for Mr. Kelley, and the final base salary recommendations for the other executive officers are developed by the HR Department in consultation with Mr. Kelley, who in turn receives input from the supervisors of any executive officers who do not report directly to him.
The performance of each executive officer is measured through a performance management process which is applicable to all employees of Employers Mutual.  Through this performance management process, specific performance goals are established and communicated to each employee at the beginning of each calendar year.  One or more interim reviews are conducted during the year and, at the end of the year, each individual is evaluated as to whether he or she met or exceeded each performance goal.  An executive officer’s base salary may also be affected by any demonstrated personal impact that the officer may have had on major issues affecting the overall performance of EMC Insurance Companies, such as significant personal involvement in new corporate initiatives or expansion into new territories.  Mr. Kelley’s performance review (which includes periodic evaluations throughout the year) is conducted by the Chair of Employers Mutual’s Board of Directors, who then shares the final evaluation with both the Employers Mutual Compensation Committee and the Company's Compensation Committee.
Cash Bonus Program.  In recent years (including 2015), the compensation of the executive officers also included eligibility to participate in (i) the Senior Executive Compensation Cash Bonus Program (the “Annual Bonus Program”) and (ii) the Employers Mutual Casualty Company Senior Executive Long Term Incentive Plan (the “LTIP”). As noted in the Compensation Committee Report (which begins on page 40 of this Proxy Statement), a "Clawback Policy" (as defined in the Plan) was approved in 2014; that policy enables the Company and Employers Mutual to recover previously awarded incentive-based executive compensation in the event Employers Mutual is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements.
A new Employers Mutual Casualty Company Executive Annual Bonus Plan and a new Employers Mutual Casualty Company Executive Long Term Incentive Plan were approved by the two compensation committees at meetings held February 3, 2016. These new plans will be in effect in 2016, subject to stockholder approval of Proposal Nos. 3 and 4, which may be found beginning on pages 53 and 54, respectively, of this Proxy Statement. However, unless otherwise indicated, references herein to the Annual Bonus Program and the LTIP, including the descriptions of those programs, refer to the cash bonus programs which were in effect in 2015.
Annual Bonus Program.  The Annual Bonus Program is designed to provide short-term incentives based upon the annual financial performance of EMC Insurance Companies.  Any amounts earned under the Annual Bonus Program are based on the statutory-basis consolidated financial statements of EMC Insurance Companies and, in 2015, were determined by the following performance objectives:

•	the actual percentage increase in net written premiums as compared to an established target;

•	the percentage change in policyholders’ surplus of the consolidated group; and

•	the combined trade ratio as compared to both (i) a target ratio for the consolidated group and (ii) the combined trade ratio of the property and casualty insurance industry.
These performance objectives were selected because they are objectively measurable and universally reported by insurance companies (or, in the case of industry-wide results, calculated and reported by rating agencies such as A.M. Best Company).  They also tend to be reliable indicators of successful performance.  The Annual Bonus Program formula places the most emphasis on the combined trade ratio element, followed by the change in policyholders’ surplus and the increase in net written premiums.  The greater emphasis on the combined trade ratio element serves to motivate the executive management team to focus on EMC Insurance Companies’ goal of achieving the best possible underwriting result in light of expected market conditions (and, optimally, an underwriting profit, which is a key measure of successful performance in the property and casualty insurance industry).
The performance targets are aligned with corporate objectives that are established through a planning process involving nearly all of the department heads of Employers Mutual prior to the beginning of each year.  Historically, if the corporate objectives are projected to generate a statutory-basis “return on equity” of less than a specified goal (generally 12.5%), the combined trade ratio target is reduced (for the purposes of the Annual Bonus Program calculation formula) to a level necessary to achieve that goal, or such other level as may be selected to be reasonably, but not easily, attainable under expected industry and economic conditions for the coming year.  Each performance objective contains a maximum (positive) and minimum (negative) contribution to the cash bonus calculation, with the combined result of the three performance objectives determining the amount of cash bonus earned, if any.
The maximum cash bonus that may be earned under the Annual Bonus Program by an executive officer is set at 75% of base salary for eligible vice presidents who have been employed by Employers Mutual and have served as a vice president for at least five years, or who are members of Employers Mutual’s Policy Committee (collectively, “Qualified Vice Presidents”).  For senior management, this maximum cash bonus percentage is subject to a multiplier ranging from 1.1 for senior vice presidents to 1.2 for members of Employers Mutual's Executive Management Committee (which includes Messrs. Hovick, Jean and Lovell) and 1.3 for the president.  In 2015, eligibility for the Annual Bonus Program included sixteen additional vice presidents, beyond the members of the Policy Committee, in recognition of the impact their performance and efforts have on EMC Insurance Companies’ overall financial results.  For those vice presidents who have held their titles for less than five years and do not serve on Employers Mutual’s Policy Committee, the maximum cash bonus percentage is subject to a multiplier of 0.8. Bonuses paid under the Annual Bonus Program are prorated for individuals who are elevated to the position of vice president or above during the year, based upon the length of time in the new position.  The members of the Company’s Compensation Committee believe that these maximum cash bonus percentages are representative of the contribution that each officer level provides to the financial success of the Company.
Whether or not an executive officer earns a bonus under the Annual Bonus Program is strictly a function of the objective application of the actual consolidated financial results to the award formula established under that program.  Except for any individual’s input with respect to the information provided during the corporate planning process, there is no discretion which can be exercised by any executive officer in determining either eligibility for, or the amount of, any award which may be earned under the Annual Bonus Program.  Additionally, as the performance targets utilized in the Annual Bonus Program cannot be influenced or affected by the efforts of any single person, the executive officers do not have the ability to manipulate the outcome or the determination of whether or not an award is earned under that program.
An executive officer terminating employment prior to the end of a year is not eligible for an Annual Bonus Program award based upon that year’s results, except in the case of retirement, death or disability.  In those cases, any Annual Bonus Program award for the executive officer’s final partial year of employment is prorated, based upon the amount of time worked during the year.
The Employers Mutual Compensation Committee may, in its discretion, adjust the bonus calculation under the Annual Bonus Program for unusual or extenuating circumstances; however, this discretion has not been exercised for at least the past 10 years.  If bonuses are earned under the Annual Bonus Program, 75% of the cash bonus is generally paid in late January or early February based upon the preliminary industry combined trade ratio estimate published by A.M. Best Company.  The remaining 25% of the cash bonus is paid when the final industry combined trade ratio is released by A.M. Best Company, usually in late March.  The Employers Mutual Compensation Committee may, in its discretion, choose to pay more than 75% of any bonus earned under the Annual Bonus Program in late January or early February if the final industry combined trade ratio will have little or no impact on the bonus calculation. As discussed more fully below, 100% of the bonuses earned under the Annual Bonus Program for calendar year 2015 were paid (or deferred, at the election of the recipient) in a single installment in mid-February 2016. The Annual Bonus Program calculations for 2015 are set forth below, beginning on page 28 of this Proxy Statement.
Long Term Incentive Program (LTIP).  The LTIP is the long-term component of the cash bonus program, and is also based upon EMC Insurance Companies’ statutory-based financial results.  It incorporates the performance objectives and results of the Annual Bonus Program on a rolling three-year basis for calculation purposes.  The LTIP is designed (i) to serve as a motivational tool to help eligible executives focus on achieving specific corporate goals and objectives over a longer term, (ii) to maintain a competitive advantage in the recruitment and retention of senior executives, and (iii) to reward superior results over a longer term, rather than just a single year.  In addition, the LTIP contains a provision which encourages executive officers to provide adequate notice to Employers Mutual and the Company regarding their retirement plans, as an aid to succession planning.
Because the LTIP uses the bonus calculations from the most recent three years of the Annual Bonus Program, it utilizes the same performance criteria (as discussed above) used by that program.  However, no minimums or maximums are applied to the annual calculations.  The results from the most recent three years of the Annual Bonus Program are averaged, and then multiplied by an adjustment factor (currently 0.5) determined by the Employers Mutual Compensation Committee.  The resulting number, if positive, is the percentage of base salary which may be earned under the LTIP by eligible executive officers.  The use of an adjustment factor gives the Employers Mutual Compensation Committee the flexibility to change LTIP pay-out levels over the longer term, if it so desires.  Currently, the long-term goal of the LTIP is to provide incentive compensation at approximately one-half the level of incentive payouts under the Annual Bonus Program.  Thus, the adjustment factor is presently set at 0.5, subject to annual review.
In addition to the members of Employers Mutual’s Policy Committee (fourteen in 2015), eligibility for the LTIP includes all vice presidents of Employers Mutual not covered by a separate long-term bonus program.  In all cases, however, eligibility for an LTIP bonus payment is limited to those executives who have been in the position of vice president or above, and eligible for the Annual Bonus Program, for a minimum of three years.  An executive officer terminating employment prior to the end of a year (for reasons other than retirement, death or disability) is not eligible for any future LTIP payments reflecting that year’s results.  However, retiring executive officers will be eligible to receive LTIP payments in the three years following their final full year of employment, if any LTIP bonuses are paid.  In those cases, each LTIP bonus will be calculated according to the terms and conditions of the program and using the retired executive’s final status as an officer and his or her base salary for the final full calendar year of employment.
Like the Annual Bonus Program, bonus payments under the LTIP are subject to a multiplier ranging from 1.1 for senior vice presidents to 1.2 for members of Employers Mutual's Executive Management Committee and 1.3 for the president.  Executive officers who retire or who become deceased or disabled will continue eligibility based upon a calculation using subsequent years’ results and their final status as an officer.  Following is a schedule of the calculations used to determine LTIP payments for retired, deceased or disabled executive officers:

a.	First payment - 100% of the bonus calculation in the first year after the last full year of employment (Year 1).

b.	Second payment - 66.67% of the bonus calculation in the second year after the last full year of employment.

c.	Third payment - 33.33% of the bonus calculation in the third year after the last full year of employment.
Two retired executive officers were eligible for payments (based on 2013-2015 results) under the LTIP in 2015.
In order to encourage eligible executive officers to provide adequate notice to Employers Mutual and the Company regarding their retirement plans, the second and third payments (if any) under the LTIP will be multiplied by a factor of 1.50 if retirement notification was provided at least 360 days in advance.  In the case of a shorter advance notice, the multiplier will be prorated downward to the point that a factor of 1.00 will be utilized when retirement notification is provided 180 days or less in advance.
As is true with the Annual Bonus Program, whether or not an executive officer earns a bonus under the LTIP is strictly a function of the objective application of the bonus calculations from the most recent three years of the Annual Bonus Program to the award formula established under the LTIP.
The LTIP provides that the Employers Mutual Compensation Committee may, in its discretion, adjust the bonus calculation due to unusual or extenuating circumstances.  That discretion has never been exercised.  The final calculation of the LTIP bonus amounts, if any, will be made, and such bonuses, if any, will be paid after the final industry combined trade ratio for the most recent year is released by A.M. Best Company, generally in late March.  However, once the preliminary industry combined trade ratio estimate has been published by A.M. Best Company, the Employers Mutual Compensation Committee may, in its discretion, choose to pay the LTIP cash bonus amounts earlier if the final industry combined trade ratio for the most recent year would have little or no impact on the LTIP calculations. This discretion was exercised once EMC Insurance Companies' 2015 results were known, and 100% of the bonuses earned under the LTIP were paid in a single installment in mid-February 2016.

Stock Options/Restricted Stock Awards
The third element of compensation offered to Employers Mutual’s executive officers is intended to provide for long-term incentive opportunities through the use of stock awards. Stock options were utilized through 2012. Beginning in 2013, the members of the two compensation committees voted to substitute restricted stock awards in lieu of stock option grants. Using a Black-Scholes formulaic comparison, efforts were made to provide restricted stock awards that were closely equivalent in value to the stock options granted in prior years.  The members of both compensation committees believe that superior performance by the executive officers will have a positive impact on the price of the Company’s Common Stock, thereby providing long-term appreciation in the value of the stock options and restricted stock awards held by the executive officers, and further linking the interests of the executive officers to the interests of the Company’s stockholders.
The two compensation committees, at their respective January 31, 2014 meetings, adopted guidelines for the granting of restricted stock awards in 2015. Those guidelines included a list of eligible positions for such awards, with approximately 145 individual employees eligible to receive restricted stock awards. For the

Company's NEOs, the number of shares of restricted stock that could be awarded in 2015, pursuant to those guidelines (as adjusted for the three for two stock split in June 2015), was as follows:

Restricted Stock Award
President	6,000
Other members of the Executive Management Committee	4,500
Senior Vice President	2,250
The guidelines provide that shares of restricted stock shall vest 25% per year on each March 1 that follows the grant date. Assuming continued employment, all shares of restricted stock shall be fully vested four years after the grant date. If an employee retires or is otherwise terminated, any granted but unvested restricted stock shall be forfeited. Upon death or disability, any granted but unvested stock shall be fully vested as of the date employment was deemed terminated. The guidelines also provide that unvested shares of restricted stock are entitled to compensation income equal to the amount of any dividends declared on the Company's Common Stock during the vesting period, unless and until such shares are forfeited.
Neither Employers Mutual nor the Company presently requires its executive officers to maintain a minimum or expected level of ownership of the Company’s Common Stock.  However, stock awards are designed to provide the executive officers with incentives that are comparable and complementary to the interests of the Company’s stockholders.
Other Compensation.  Employers Mutual’s executive officers also receive other forms of compensation pursuant to certain plans adopted by Employers Mutual (and in some cases formally adopted by the Company’s Board of Directors as well), some of which are generally available to all employees of Employers Mutual (subject to standard eligibility requirements) and some of which are limited to executive officers.
Certain executive officers, including all of the NEOs, receive other compensation in the form of company-paid supplemental disability and excess group life insurance and reimbursement for financial planning and tax preparation services.  Except for the President, the amounts reimbursable for financial planning and tax preparation services are subject to annual limits.  In addition, the President and the other members of the Executive Management Committee are eligible for country club membership allowances and the use of company-owned automobiles, with certain other employees also eligible for these benefits.  Neither the Employers Mutual Compensation Committee nor the Company’s Compensation Committee considers these other forms of compensation in the process of setting compensation pursuant to the three primary elements of compensation discussed above.

Retirement Plans
Defined Benefit Plan.  Employers Mutual sponsors a tax-qualified defined benefit retirement plan covering all eligible employees of Employers Mutual (the “Pension Plan”).  Employers Mutual also sponsors a non-qualified defined benefit supplemental retirement plan (the “SRP”) covering certain members of its management and highly compensated employees, including the Company’s NEOs.  Both plans contain a traditional defined benefit formula for certain eligible employees, and a cash balance formula for all other eligible employees. In 2015, all of the Company's NEOs were participants in the cash balance formula portion of the Pension Plan and the SRP.  Generally, compensation utilized for pension formula purposes includes base salary and cash bonuses paid.  Matching contributions that employees receive under Employers Mutual’s Board and Executive Non-Qualified Excess Plan (the “BENEP”, which is more fully described on page 20 of this Proxy Statement), as well as amounts resulting from the exercise of stock options or the vesting of restricted stock awards, are not included in the calculation of compensation for purposes of the pension benefit.
For long-term employees, the traditional defined benefit formula produced a significantly larger retirement benefit than the cash balance formula.  This was especially true for executive officers when large cash bonuses were paid in their later years of employment, when base salary and credited years of service were at their highest levels.  In 2008, both compensation committees requested that a study be conducted by Employers Mutual’s HR Department to quantify the disparities between the pension benefits available to similarly-situated employees under the two formulas, and the impact of such differences on total aggregate compensation amounts.  As a result of that study, the Employee Benefits Committee of Employers Mutual’s Board of Directors

recommended, and Employers Mutual’s full Board of Directors adopted, the Employers Mutual Casualty Company Defined Contribution Supplemental Executive Retirement Plan (“SERP II”), which became effective November 11, 2009.  Although not specifically intended to address the disparities confirmed by the study, the SERP II was designed to attract and retain key executives by providing such officers, upon reaching normal retirement age (as defined in the plan), with no less than a projected fifty percent replacement amount of final total cash compensation (as defined in the plan, and subject to certain exclusions).  The SERP II is discussed more fully below.
Cash Balance Formula Pension Plan.  Those employees who were not employed prior to January 1, 1988 or who were not at least age 50 on January 1, 2000, have their pension benefit determined under the cash balance formula in the Pension Plan.  The benefit earned is expressed in the form of an account balance.  Benefit credits accrue monthly at a rate between 3.25% and 13.50% of eligible monthly compensation, with the rate increasing with age.  Interest credits are applied annually at the end of each year to the prior year’s balance and are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service), but with a minimum rate of 3.85% per annum.  The normal form of benefit is a lump sum payment, but an annuity is also available.
Cash Balance Formula SRP.  The SRP provides a benefit to an eligible employee whenever 100% of his or her pension benefit under the Pension Plan is not permitted to be funded or paid through the plan because of limits (limit on compensation that can be taken into account and limit on benefits that can be paid) imposed by the Internal Revenue Code of 1986, as amended (the "Code"), and/or because of elective deferrals of covered compensation under any non-qualified deferred compensation plan.  The SRP benefit (accrued using a similar account balance as under the Pension Plan) is the benefit as calculated under the formula in the Pension Plan (without regard to compensation or benefit limits and excluding any benefit match under the BENEP), offset by the benefit payable under the Pension Plan.  The accrued benefit under the SRP is calculated as a single life annuity (with ten years certain) and is converted to an actuarially equivalent lump sum, which is then paid to the employee over a period of years, ranging from one year if the present value of the benefit is less than $50,000 to ten years if the present value of the benefit is $450,000 or greater.

Defined Contribution Plan. Employers Mutual sponsors a tax-qualified defined contribution plan (the “401(k) Plan”).  This plan is available to all eligible employees of Employers Mutual.  Under the 401(k) Plan, Employers Mutual matches 50% of the first 6% of covered compensation that an employee defers.  Employee participants [with the exception of those employees whose base salary is equal to or greater than the Code definition of a highly compensated employee (for 2015, the defined amount was set at $120,000), who may be limited to a lesser percentage] can make pre-tax and/or Roth deferrals of up to 75% of their covered compensation to this plan. All contributions will be subject to an annual limit under the Code – for 2015, that limit was set at $18,000 for those under age 50 and $24,000 for those age 50 and above.

Board and Executive Non-Qualified Excess Plan (BENEP). Employers Mutual also maintains the BENEP, which allows all executive officers at the level of vice president and above, as well as a select group of management, to defer up to 75% of their eligible compensation under the BENEP.  Employees who are eligible for the BENEP may also defer some, or all, of their bonus awards, if any, under the Annual Bonus Program, but may not defer any portion of any bonus received under the LTIP.  Employers Mutual matches 100% of the first 5% of covered compensation deferred under the BENEP for vice presidents and above, including all of the Company’s NEOs.

SERP II. As indicated above, Employers Mutual established the SERP II effective November 11, 2009.  It is a non-qualified retirement benefit plan maintained primarily for the purpose of attracting and retaining key executives by providing additional deferred compensation for a select group of designated officers, as determined by a committee of Employers Mutual’s HR Department in its sole discretion.  That committee has determined that the members of Employers Mutual’s Policy Committee are eligible to participate in SERP II.  Under SERP II, a benefit amount, if any, is determined by first calculating a projected fifty percent replacement amount of final total cash compensation (as defined in that plan, and including a participant’s base salary and short-term incentives, but excluding long-term incentives) at normal retirement age (defined as being January 1 after the attainment of age 65), all as determined pursuant to several assumptions set forth in the plan.  That projected fifty percent replacement amount is reduced by the retirement benefits expected to be provided by the following plans and programs:

•	The Defined Benefit Plan (utilizing the applicable formula)

•	Social Security

•	The SRP (utilizing the applicable formula)

•	The 401(k) Plan (employer match contributions only)

•	The BENEP (employer match contributions only)
The annual benefit amount, if any, at normal retirement age determined pursuant to such calculations is then converted to a present value annual catch-up contribution.  For participants with less than 20 years of service, any annual catch-up contribution, as so calculated, is reduced by multiplying such amount by an adjustment factor equal to years of service divided by 20 (rounded to two decimals).  Such contributions are credited to a participant’s retirement/termination account under the BENEP annually. However, no contributions are made on behalf of a participant who continues working past his or her normal retirement age.

Termination of Employment and Change of Control Issues
Employment Contracts.  Employers Mutual has not entered into any employment contracts with its executive officers.
Stock Option Plans.  Under Employers Mutual’s stock option plans, in the event of the termination of employment of a participant for a reason other than death, cause, disability (as defined in the 2007 Plan) or voluntary resignation, the participant has the right, for a period of three months from the effective date of termination, to exercise those options previously granted to the extent that they are exercisable on the date of termination, while any options held by the participant that are unexercisable on the date of termination expire immediately.  If, however, the termination of the participant is by reason of retirement, the participant has the right during such three-month period to exercise all options previously granted to the participant, whether or not exercisable on the date of termination, which have not previously been exercised, terminated, lapsed or expired.
If a participant’s employment with Employers Mutual terminated due to a permanent or total disability, the participant has the right, for a period of twelve months from the effective date of his or her termination, to exercise all options previously granted, whether or not exercisable on the date of termination, excluding those previously exercised, terminated, lapsed or expired.  If a participant’s employment is terminated for cause or as a result of a participant's voluntary resignation, all unexercised options, whether or not exercisable on the date of termination, immediately terminate.  The standard of whether a participant may be discharged for “cause” requires that there be a determination that there has been (i) a willful and continued failure to substantially perform the participant’s assigned duties; (ii) the willful engagement in conduct which is demonstrably injurious to EMC Insurance Companies monetarily or otherwise, including any act of dishonesty; (iii) the commission of a felony; or (iv) a significant violation of any statutory or common law duty of loyalty.
Upon the death of a participant, the participant’s designated beneficiary or legal representative has the right, for a period of twelve months from the date of death, to exercise the participant’s rights as to all options, whether or not exercisable on the date of death, to the extent not previously exercised, terminated, lapsed or expired.
In addition to an executive officer’s rights upon termination of employment, in the event that there is a “change of control”, all outstanding stock options shall immediately become exercisable in full.  A “change of control” will occur (i) if there has been a merger, consolidation, takeover or reorganization of Employers Mutual or the Company, unless at least 60% of the members of the Board of Directors of the entity resulting from such merger, consolidation, takeover or reorganization were members of the Board of Directors of either Employers Mutual or the Company immediately prior to the event; or (ii) upon the occurrence of any other event that is designated as being a “change of control” by a majority vote of the independent members of the Board of Directors of Employers Mutual.

Restricted Stock Awards. Under the guidelines applicable to restricted stock awards, in the event of the termination of employment of the recipient of a restricted stock award for a reason other than death or disability, any granted but unvested restricted stock shall be forfeited. Because restricted stock is intended to be a retention tool, any granted but unvested restricted stock is forfeited upon retirement. Upon death or disability, any granted but unvested restricted stock shall be fully vested as of the date employment is deemed terminated.
In the event there is a "change of control", the period of restriction shall lapse as to each share of restricted stock then outstanding and all granted but unvested restricted stock shall be fully vested as of the effective date of such "change of control", unless it is determined in good faith prior to the occurrence of the "change of control" that such restricted stock award shall be honored or assumed, or new rights of substantially equivalent or greater value (and meeting certain other criteria set forth in the 2007 Plan) substituted therefor immediately following the "change in control", all as more fully set forth in the 2007 Plan.
BENEP.  Participants who separate from service or become disabled or die while employed by Employers Mutual receive distributions of their deferred compensation account, in accordance with the payment option selected by them when they enrolled in the plan, upon the occurrence of the qualifying distribution event.  However, no distribution will be made earlier than six months after the date of separation from service with respect to a participant who is a key employee (as defined in the Code).
If Employers Mutual terminates the plan within twelve months of a “change of control”, the deferred compensation account of each participant will become fully payable to the participant in a lump sum.  A “change of control” will occur if (i) a majority of the members of the Board of Directors of Employers Mutual is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election; or (ii) a person or group acquires 40% or more of the total gross fair market value of the assets of Employers Mutual.  The plan is considered terminated only if all substantially similar arrangements are terminated, and all participants under such arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve months of the termination of such arrangements.
The compensation committees believe these “termination of employment” and “change of control” triggers are fair and reasonable to both Employers Mutual and the Company, as well as the participating employees.

Tax Consequences
Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation of more than $1.0 million paid to any NEO. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.  Due to the fact that only 30% of the compensation paid to the Company’s executive officers is allocated to the Company through the Pooling Agreement, the tax deduction limitation imposed by Section 162(m) is not expected to have any impact on the Company for the foreseeable future.
Employers Mutual’s predecessor stock option plans provided favorable tax treatment to the participants in the plans who received incentive stock options.  Under applicable federal tax laws, there are no federal income tax consequences either to Employers Mutual or to the participant upon the grant of an incentive stock option or the exercise of an incentive stock option by the participant, except that, upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.
If the participant holds the shares of the Company’s Common Stock acquired upon exercise of an incentive stock option for the greater of two years after the day the option was granted or one year after the acquisition of the shares, the difference between the aggregate option price and the amount realized upon sale of the Common Stock will constitute long-term capital gain or loss, and the companies in the Pooling Agreement are not entitled to a federal income tax deduction.  If the shares of Common Stock are disposed of in a sale, exchange or other transaction that constitutes a disqualifying disposition, the participant will recognize ordinary taxable income in an amount equal to the excess of the fair value of the Common Stock purchased at the time of exercise (or, if less, the amount realized upon the sale of the Common Stock) over the total option price, and the companies in the Pooling Agreement are entitled to a federal income tax deduction equal to such amount, subject to certain federal tax law limitations.
Non-qualified stock options were granted from 2008 through 2012, and restricted stock awards have been granted since 2013. As indicated above, it is anticipated that most, if not all, future awards will be long-term incentive awards such as restricted stock.  Non-qualified stock options generate regular taxable income to the participant upon exercise of an option, and the companies in the Pooling Agreement are entitled to a federal income tax deduction equal to the excess of the fair value of the Common Stock purchased at the time of exercise (or, if less, the amount realized upon the sale of the Common Stock) over the total option price.
When shares of restricted stock vest, the Fair Market Value (as defined in the 2007 Plan) on the date of the vesting is reported on the employee's Form W-2 for the applicable tax year as compensation income, and the companies that are parties to the Pooling Agreement are entitled to a federal income tax deduction equal to the taxable income to the award recipients. Income tax withholding is required at the time of vesting, and may be accomplished through the use of either of two options set forth in the guidelines for restricted stock awards, with one of the options to be selected by the employee at least two weeks prior to the vesting date. Amounts paid to participants with non-vested shares of restricted stock equal to the amount of any dividends declared on the Company's Common Stock are also considered compensation income and are subject to tax withholding.

The 2015 Compensation Process – Discussion and Analysis
As part of the decision-making process for establishing compensation to be paid in 2015, tally sheets for each member of Employers Mutual’s Policy Committee during 2014 (including all of the Company’s NEOs) were prepared by Employers Mutual’s HR Department.  Each of these tally sheets set forth the dollar amount of each component of that executive officer’s total remuneration in 2014, including (i) actual base salary; (ii) cash bonuses paid under the Annual Bonus Program; (iii) cash bonuses paid under the LTIP; (iv) Employers Mutual’s matching contributions to the 401(k) Plan and the BENEP on behalf of the executive officer; (v) Employers Mutual’s contributions to the pension plan and the SRP, as well as contributions (if any) to the SERP II, on behalf of the executive officer; and (vi) a break-out of the value of any perquisites received by the executive officer, including (as applicable) premiums paid for excess group life insurance, fees paid for financial planning and tax preparation services, premiums paid for life and supplemental disability insurance, holiday bonuses and service anniversary gifts, health and fitness reimbursement amounts, dues paid for country club memberships (as reported on IRS Form W-2), and use of a company-owned automobile (as reported on IRS Form W-2).  A sum total was provided for each of these executive officers.  The information provided also set forth projected Pension Plan and SRP account balances for each of those Policy Committee members at age 65.  Copies of the tally sheets for each of those executive officers were provided to both Employers Mutual’s Compensation Committee and the Company’s Compensation Committee.
In connection with their consideration of restricted stock awards, both compensation committees received a list of all stock option exercises occurring in 2014, as well as “status reports” as of December 31, 2014 on prior stock option grants awarded to Policy Committee members.  These reports showed all grants received (going back, in some cases, to 1985) and the dates upon which currently unvested grants would become exercisable.  Those status reports also included the status of restricted stock awards granted in 2013 and 2014. From the information provided, it was possible for the members of each compensation committee to estimate the value (if any) of all prior stock option grants which had not previously been exercised, terminated, lapsed or expired, and which would be exercisable for a three-month period in the event of the executive officer’s retirement, or for a twelve-month period in the event of such person’s permanent or total disability, or death.  Similarly, such options would be exercisable under the terms of the 2007 Plan (and the predecessor incentive stock option plan) in the event of a “change of control” situation. The estimated value of unvested restricted stock awards in the event of the executive officer's permanent or total disability, or death, as well as in the event of a "change of control" situation, could also be determined from the information provided.
The tally sheets, together with the stock option and restricted stock award information, were intended to allow the two compensation committees to analyze both the individual elements of compensation (including the mix among the components which make up total compensation) as well as the aggregate amount of the compensation package being awarded to each Policy Committee member.  Both compensation committees recognized that the cash bonus portion of the compensation packages for 2015, under both the Annual Bonus Program and the LTIP, would be dependent, in whole or in part, on future results and thus could only be projected.  However, the compensation committees’ use of purely formulaic methodologies for the components of the cash bonus program, and the fact that the Annual Bonus Program contains various caps, allowed the compensation committees’ members to see what the cash bonus amounts might be under various scenarios, and to determine the maximum possible cash bonus for each Policy Committee member under the respective formulas.
As set out in more detail in the Summary Compensation Table on page 32 of this Proxy Statement, the following two graphs show the final allocation of 2015 compensation for (i) the Company's Chief Executive Officer and (ii) its other NEOs by compensation type:

Allocation of 2015 Compensation -- Chief Executive Officer

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Allocation of 2015 Compensation -- Other NEOs (Average)

Base Salary.  Employers Mutual's HR Department (which annually evaluates salary ranges for each position at Employers Mutual including, beginning in 2013, executive level positions) initially analyzed seven executive compensation surveys in establishing 2015 base salary ranges for Employers Mutual's executive officers. The data from each source was validated by evaluating the number of survey participants for each job, using comparable scope, such as industry and company size, and matching the duties in the job descriptions. The primary survey sources ultimately used were executive compensation and insurance industry compensation surveys published by Mercer, an executive compensation survey published by the Property Casualty Insurers Association of America ("PCI"), an industry trade association, and the Towers Watson Financial Services Executive Survey.  These survey sources provided salary information for various executive titles and functions that formed the basis for the development of the 2015 salary ranges for the executive officers, through comparison to companies that are similar to Employers Mutual in the type of business in which they are engaged, premium volume and/or asset size. While Towers Watson provided Employers Mutual with a list of participating companies, and then broke down its survey results by both type of business (e.g., property and casualty insurance) and premium volume, it did not identify which of the participating companies fell into the categories deemed by the compensation analysts within Employers Mutual's HR Department to be most comparable to Employers Mutual’s operations.  Similarly, while the PCI salary survey results utilized were based upon information provided by member companies of similar premium volume, and over 40% of PCI’s members in the relevant size categories participated in the survey, the identities of the actual participating member companies were not disclosed by PCI.
All Employers Mutual executive job descriptions were reviewed and updated as needed. After verifying adequate survey participation by other companies, the duties of the various positions that had been surveyed were matched to Employers Mutual's job descriptions, using comparable scope. This matching process can be subjective, as it attempts to take into consideration the duties and responsibilities associated with each job description.  Due to the unique job responsibilities associated with some of Employers Mutual’s executive officer positions, the survey data selected for certain positions reflects a blend of various positions contained in the surveys.  For key positions affecting premium volume, Employers Mutual's HR Department incorporated market data of similarly situated companies with respect to premium volume. These titles were:

•President, CEO and Treasurer
•Executive Vice President and Chief Operating Officer
•Executive Vice President - Finance & Analytics
•Executive Vice President for Corporate Development
•Senior Vice President - Business Development
•Senior Vice President - Branch Operations
•Vice President - Chief Actuary
The remaining positions were compared by company size, with an additional component of regional analysis - specifically, the North Central region.
After the executive officer job description matches were completed, Employers Mutual's HR Department compared the median of the survey salary ranges (or 50% of market) to the existing midpoints of the salary ranges for each of Employers Mutual's executive officer positions. Based on this analysis, Employers Mutual's HR Department recommended that all executive salary range midpoints be moved to (or maintained at) the median of the survey salary ranges. This recommendation was based on the leadership and strategic nature of those executives' responsibilities, and was also deemed important for recruiting and retention purposes. As a result, adjustments to salary range midpoints were recommended for six of the fourteen executive officer positions held by Policy Committee members, including one of the Company's five NEOs. None of the recommended adjustments to salary range midpoints exceeded 1.6%. By way of comparison, Employers Mutual's administrative support salary ranges were adjusted, on average, by 2.0% in 2015, while there was range movement of 1.0%, on average, for Employers Mutual's other employees. Once the recommended salary range mid-points were established, a range of compensation for each executive officer was set, with the maximum being 120% of the mid-point and the minimum being 80% of the mid-point.
The recommended 2015 salary ranges and mid-points for each of the executive officers were submitted to the members of the Employers Mutual Compensation Committee and the Company’s Compensation Committee for their review on or about December 22, 2014.   A recommended base salary increase was then determined for each executive officer by considering the length of time the person had been in his or her position and the relative position (or penetration) of the person’s salary within his or her salary range, along with the other factors (including performance) mentioned above. The recommended base salary amounts for the fourteen executive officers for 2015 were presented to the members of the Employers Mutual Compensation Committee in mid January 2015, and a formal presentation concerning the process and rationale for the recommended base salary amounts was made by Employers Mutual's HR Department to the Employers Mutual Compensation Committee on January 29, 2015.  All members of the Company’s Compensation Committee were also in attendance at this meeting, which included a discussion and review of the tally sheets prepared for the majority of the executive officers, including all of the Company's NEOs, to ensure a proper understanding of the process. Those individual base salary recommendations were also designed to satisfy the objectives of the Executive Compensation Policy.
The Employers Mutual Compensation Committee reviewed and discussed the recommended salary increases, with and without management present, during its meeting on January 29, 2015.  That committee also received input regarding the attainment by the executive officers of their 2014 individual performance goals. After consideration of that information, the base salary recommendations proposed by Employers Mutual's HR Department were unanimously approved by the Employers Mutual Compensation Committee, including a base salary increase of 3.0% for Mr. Kelley.
The specific individual base salaries approved for each of the fourteen Policy Committee members by the Employers Mutual Compensation Committee were then presented to the members of the Company’s Compensation Committee at its separate meeting later on January 29, 2015.  The Company’s Compensation Committee reviewed and discussed those specific base salary amounts and percentage increases, and subsequently approved them.  The approved salary amounts were ultimately submitted to and approved by the Board of Directors of Employers Mutual on March 11, 2015, with retroactive application to January 1, 2015.
The average base salary adjustment for the ten Policy Committee members who were continuing in their previous positions in 2015 was 3.99%, compared to 3.50% for Employers Mutual's employees as a whole.

The base salary amounts approved for 2015 for the Company’s NEOs are shown in the following table:

2015 Base Salary Adjustments

Name	Title	2015 Base Salary ($)	2014 Base Salary ($)	Percentage Increase

Bruce G. Kelley	President, CEO & Treasurer	914,108	887,484	3.0%

Mark E. Reese	Sr. Vice President & CFO	290,054	281,606	3.0%

Kevin J. Hovick	Exec. Vice President & COO	471,744	445,042	6.0%

Mick A. Lovell*	Exec. Vice President for Corporate Development	435,000	___	___

Scott R. Jean**	Exec. Vice President - Finance & Analytics	435,000	___	___

*	New in role

**	New in role and newly-created position.

Cash Bonus Program
Annual Bonus Program.  At its January 29, 2015 meeting, the Employers Mutual Compensation Committee, after reviewing and considering the survey data from the various sources identified above (which set forth paid bonuses as a percentage of base salary), approved maintaining the maximum payout level for the 2015 Annual Bonus Program at 75% of base salary for Qualified Vice Presidents.  This action was approved by the Company’s Compensation Committee at its separate meeting on January 29, 2015.
The Employers Mutual Compensation Committee also approved the performance targets to be utilized in determining potential awards under the 2015 Annual Bonus Program at its January 29, 2015 meeting.  These targets, which were reviewed and approved by the Company’s Compensation Committee at its separate January 29, 2015 meeting, were as follows:

•	Net written premium growth target – 3.0%.

•	Target combined trade ratio – 98.0%.

•	Maximum combined trade ratio – 104.0%.
The net written premium growth target of 3.0% for 2015 was lower than the 5.0% growth target in 2014. It was nonetheless considered a stretch goal, given (i) the significant growth in net written premium over the prior three years (11.2% in 2012, 10.1% in 2013 and 5.6% in 2014), resulting in a much higher base; (ii) the increasingly competitive nature of the market and the continuing impact of an earlier decision to withdraw from personal lines business in several states; and (iii) widespread predictions that rate increases would decline, with rates flattening as 2015 progressed.  Similarly, the target combined trade ratio of 98.0% was considered a stretch goal, as the 98.0% target in 2014 had not been achieved, and EMC Insurance Companies' actual consolidated combined trade ratio has not been under 100.0% since 2007. As in prior years, the maximum combined trade ratio was set at six points higher than the target combined trade ratio.
In connection with the multiplier applied to the bonus award(s), if any, for senior management, it was also agreed that the term "Executive Vice Presidents" be replaced with the term "Members of the Executive Management Committee", in order to apply a multiplier of 1.2 to the calculated cash bonus award (if any) for each member of Employers Mutual's Executive Management Committee other than the president.
In reaching their decisions about the performance targets, the two compensation committees reviewed a projected Annual Bonus Program calculation based upon the 2015 targets and certain estimates (such as anticipated growth of policyholders’ surplus).  Using such targets and estimated numbers in the Annual Bonus Program formula resulted in a projected Annual Bonus Program bonus of 45.2% of base salary for Qualified

Vice Presidents, which the compensation committees felt was not excessive compared to the annual cash bonus percentages paid by the peer group of companies participating in the compensation surveys described previously. The projected bonus percentage from the Annual Bonus Program, based on those estimates and assuming specific targets were met, would be very close to the prior year's projected bonus percentage (46.0% of base salary for Qualified Vice Presidents) based on 2014 targets and estimates, and would again be slightly above 50% of the maximum payout amounts (75.0% of base salary for Qualified Vice Presidents) under that program.
For calendar year 2015, EMC Insurance Companies reported an increase in net written premiums of 4.8%, an increase in policyholders’ surplus of 5.7% and an “adjusted EMC combined trade ratio” (as defined on the next page) of 98.1%.  The application of these results to the 2015 Annual Bonus Program formula resulted in the achievement of cash bonus awards at the level of 45.4% of base salary for Qualified Vice Presidents.  Following is a summary of the formulas and calculations used to arrive at the 2015 Annual Bonus Program payout percentage for Qualified Vice Presidents.
The formula for the written premium component of the Annual Bonus Program is as follows:  (percentage of actual change in consolidated net written premiums, less the net written premium growth target, plus a 5.0% additive) times a multiplier of 1.5, subject to a minimum bonus contribution of -15.0% and a maximum bonus contribution of 15.0%.  The calculation of the net written premium component of the 2015 Annual Bonus Program was as follows:

Percent of actual change in net written premiums	4.8%
Less the net written premium growth target	(3.0%)
Plus 5.0% additive	5.0%
Total	6.8%
Times multiplier of 1.5	x 1.5
Net written premium component	10.2%

The formula for the policyholders’ surplus component of the Annual Bonus Program is as follows: percentage change in policyholders’ surplus times a multiplier of 1.0, subject to a minimum bonus contribution of -20.0% and a maximum bonus contribution of 25.0%.  The calculation of the policyholders’ surplus component of the 2015 Annual Bonus Program was as follows:

Percentage change in policyholders’ surplus	5.7%
Times multiplier of 1.0	x 1.0
Policyholders’ surplus component	5.7%

The formula for the combined trade ratio component of the Annual Bonus Program is as follows:  (target combined trade ratio minus adjusted EMC combined trade ratio) plus (maximum combined trade ratio minus target combined trade ratio) times a multiplier of 5.0, subject to a minimum bonus contribution of -40.0% and a maximum bonus contribution of 65.0%.  The calculation of the combined trade ratio component of the 2015 Annual Bonus Program was as follows:

Target combined trade ratio	98.0%
Less adjusted EMC combined trade ratio	98.1%
		(0.1%)
Maximum combined trade ratio	104.0%
Less target combined trade ratio	(98.0%)
		6.0%
Total		5.9%
Times multiplier of 5.0		x 5.0
Combined trade ratio component		29.5%

Adjusted EMC Combined Trade Ratio

If EMC Insurance Companies’ combined trade ratio is less than the property and casualty insurance industry’s combined trade ratio as published by A.M. Best Company, the difference between EMC Insurance Companies’ combined trade ratio and the industry combined trade ratio is deducted from EMC Insurance Companies’ combined trade ratio, up to a maximum of 3.0 percentage points.  For bonus plan purposes, this calculation is referred to as the “adjusted EMC combined trade ratio”.  For calendar year 2015, EMC Insurance Companies’ combined trade ratio was slightly above the industry average, so the adjusted EMC combined trade ratio was the same as the actual combined trade ratio.

Adding the three components together (10.2% + 5.7% + 29.5%) resulted in the achievement of a bonus award of 45.4% of base salary for Qualified Vice Presidents under the 2015 Annual Bonus Program, which is nearly identical to the payout of 45.2% projected at the time of the January 29, 2015 meetings of the two compensation committees, and significantly less than the maximum payout of 75%. The actual bonus award calculations for the Company's NEOs under the 2015 Annual Bonus Program are shown in the following table:

Annual Bonus Award Calculations

Name	Title	Annual Bonus Award %	Multi-plier	Bonus Award % After Multiplier	Base Salary ($)	2015 Annual Bonus Award ($)

Bruce G. Kelley	President, CEO & Treasurer	45.4	1.3	59.0	914,108	539,324

Mark E. Reese	Sr. Vice President & CFO	45.4	1.1	49.4	290,054	144,737

Kevin J. Hovick	Exec. Vice President & COO	45.4	1.2	54.5	471,744	257,100

Mick A. Lovell	Exec. Vice President for Corp. Development	45.4	1.2	54.5	435,000	237,075

Scott R. Jean	Exec. Vice President - Finance & Analytics	45.4	1.2	54.5	435,000	237,075

Long Term Incentive Program (LTIP).  At its January 29, 2015 meeting, the Employers Mutual Compensation Committee considered the compensation survey data from the survey sources previously identified, and determined that no changes to the LTIP were necessary for 2015. The Company's Compensation Committee concurred with that decision at its meeting later that day.
In calculating the LTIP bonuses for calendar year 2015, results for calendar years 2013, 2014 and 2015 were utilized, as required by the formula.  For calendar year 2013, the uncapped cash bonus percentage under the Annual Bonus Program was 49.4% of base salary for Qualified Vice Presidents. For 2014, those calculations yielded a figure of 28.1% of base salary for Qualified Vice Presidents, and, as discussed in the preceding section, application of 2015 results to the Annual Bonus Program formula resulted in an uncapped cash bonus of 45.4% of base salary for Qualified Vice Presidents.  When the results from those three years are averaged and multiplied by the 0.5 adjustment factor, the LTIP formula resulted in the achievement of a bonus award at the level of 20.5% of base salary for eligible vice presidents.
The following table summarizes the 2015 LTIP bonus award calculations for the Company’s NEOs:

Long-Term Incentive Program Award Calculations

Name	Title	LTIP Bonus Award %	Multiplier	LTIP Bonus Award % After Multiplier	Base Salary ($)	2015 LTIP Bonus Award ($)

Bruce G. Kelley	President, CEO & Treasurer	20.5	1.3	26.7	914,108	244,067

Mark E. Reese	Sr. Vice President & CFO	20.5	1.1	22.6	290,054	65,552

Kevin J. Hovick	Exec. Vice President & COO	20.5	1.2	24.6	471,744	116,049

Mick A. Lovell	Exec. Vice President for Corp. Development	20.5	1.2	24.6	435,000	107,010

Scott R. Jean	Exec. Vice President - Finance & Analytics	20.5	1.2	24.6	435,000	107,010

The following table summarizes the Annual Bonus Program awards and the LTIP awards paid to the Company’s NEOs in February 2016:

2015 Annual and LTIP Bonus Awards

Name	Title	2015 Annual Bonus Award ($)	2015 LTIP Bonus Award ($)	Total 2015 Bonus Award ($)

Bruce G. Kelley	President, CEO & Treasurer	539,324	244,067	783,391

Mark E. Reese	Sr. Vice President & CFO	144,737	65,552	210,289

Kevin J. Hovick	Exec. Vice President & COO	257,100	116,049	373,149

Mick A. Lovell	Exec. Vice President for Corporate Development	237,075	107,010	344,085

Scott R. Jean	Exec. Vice President - Finance & Analytics	237,075	107,010	344,085

Restricted Stock Awards/Stock Options.  Restricted stock awards were approved by both compensation committees at their respective meetings on January 29, 2015 for the executive officers, including all of the NEOs.  The annual restricted stock award levels approved for the president, the other members of the Executive Management Committee and the senior vice presidents, respectively, as adjusted for the 3 for 2 stock split which occurred in June 2015, are as follows:

Restricted Stock Award
President	6,000
Other members of the Executive Management Committee	4,500
Senior Vice Presidents	2,250
Under the approved guidelines for restricted stock awards, income tax withholding is required at the vesting date; in 2015, this could be accomplished (i) by the award recipient providing a personal check for the required withholding amount; or (ii) by surrendering a sufficient number of shares of vesting restricted stock to cover the required tax withholding amount.
All qualified (incentive) stock options granted in prior years pursuant to the 2007 Plan and the predecessor incentive stock option plan may be exercised in conjunction with a cashless exercise strategy in which previously owned shares are sold to cover the cost of the exercise. All non-qualified stock options granted in prior years pursuant to the 2007 Plan may be exercised in conjunction with a cashless exercise strategy in which enough shares acquired in the exercise of an option award are sold to cover the cost of the exercise, as well as required tax withholding.
None of the NEOs or other executive officers are parties to employment agreements.  Thus, they are not entitled to contractual payments or benefits upon the occurrence of specified events such as termination of employment (with or without cause) or a “change of control”, except pursuant to the terms of corporate programs, such as the 2007 Plan, which are applicable to all eligible employees of Employers Mutual.  The immediate vesting of stock options and unvested restricted stock awards which would occur under a “change of control” scenario would also take place for all other employees (roughly 145 in number, or about 6% of Employers Mutual’s workforce) who have outstanding, but unvested, options or who have unvested restricted stock awards.  Similarly, all employees who have outstanding, but unvested, stock options would see those options vest immediately upon a termination of employment due to death, disability or retirement, and all employees who have unvested restricted stock awards would see those shares vest immediately upon a termination of employment due to death or disability (but not upon retirement).
Following their review and application of the various components of Employers Mutual’s compensation program, as described herein, to the executive officers, the members of the compensation committees determined that the total compensation amounts approved in 2015 for each executive officer (including the Company’s NEOs) both (i) reflected each individual’s respective responsibilities and contributions to the financial success of EMC Insurance Companies, and (ii) provided appropriate incentives to achieve or exceed EMC Insurance Companies’ business and financial objectives.
Based upon the compensation survey information obtained from comparable companies and described elsewhere herein, together with the input received from the Hay Group, it was ultimately decided by the Company’s Compensation Committee that the aggregate compensation amounts derived from the three primary compensation components approved for the Company’s NEOs and other executive officers for 2015, both at projected and maximum potential levels, as well as the mix of compensation components, were appropriate for promoting the interests of the Company’s stockholders.

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SUMMARY COMPENSATION TABLE
The amounts reported in the Summary Compensation Table reflect the total amount of compensation received by the Company’s NEOs during 2015, 2014 and 2013 (when applicable).  The aggregate participation of the Company’s property and casualty insurance subsidiaries in the Pooling Agreement during these three years was 30%, and this percentage represents the approximate portion of the total compensation amounts described below which were allocated to the Company during these years.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)

Bruce G. Kelley	2015	948,242	125,700	783,391	306,726	605,443	2,769,502
President & CEO	2014	887,484	122,940	590,177	281,730	368,098	2,250,429
	2013	845,070	103,600	688,450	271,944	419,219	2,328,283

Mark E. Reese	2015	300,885	47,138	210,289	79,055	87,228	724,595
Senior Vice	2014	281,606	46,102	158,544	77,983	67,333	631,568
President & CFO	2013	265,557	38,850	183,037	73,984	72,230	633,658

Kevin J. Hovick	2015	488,861	94,275	373,149	131,047	416,777	1,504,109
Executive Vice	2014	445,042	92,205	273,256	116,304	244,868	1,171,675
President & COO	2013	406,419	77,700	305,818	108,674	276,139	1,174,750

Mick A. Lovell	2015	451,731	94,275	344,085	64,533	210,824	1,165,448
Executive Vice
President for
Corporate
Development

Scott R. Jean	2015	451,731	94,275	344,085	49,751	153,257	1,093,099
Executive Vice
President- Finance
& Analytics

(1)	The salary amounts for 2015 are higher than the base salary amounts set forth on page 27 of this Proxy because there were 27 pay periods in 2015, rather than the normal 26 pay periods.

(2)
These amounts represent the grant date fair value of stock awards made by Employers Mutual under its 2007 Plan, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The fair value of the stock awards is based on the average of the high and low trading prices of the Company's Common Stock on the date of grant.

(3)
These amounts represent the cash bonuses earned under the Annual Bonus Program and the LTIP during the fiscal year, which are paid (or, in the case of the Annual Bonus Program, deferred at the election of the NEO), in the subsequent year. The amount of cash bonus earned during 2015 under each of the bonus programs is contained in the "2015 Annual and LTIP Bonus Awards" table on page 30 of this Proxy Statement.

(4)
These amounts represent the aggregate increase in the actuarial present value of accumulated benefits under Employers Mutual’s qualified pension plan and non-qualified supplemental retirement plan.  There were no above-market or preferential earnings on any deferred compensation amounts.

(5)	The following table identifies and quantifies each item of compensation included in the All Other Compensation column for 2015:

	Employer Contributions to
Name	401 (k) Plan ($) (a)	Non-Qualified Plans ($) (a)	Perquisites ($) (b)	Company Paid Insurance Premiums ($)	Compensation Earned on Restricted Stock ($) (c)	PTO Payout ($) (d)	Total ($)

Bruce G. Kelley	7,950	410,619	19,988	15,079	9,360	142,447	605,443

Mark E. Reese	7,950	68,120	375	7,273	3,510	—	87,228

Kevin J. Hovick	7,950	305,658	20,769	15,364	7,020	60,016	416,777

Mick A. Lovell	7,950	118,101	25,876	6,674	4,420	47,803	210,824

Scott R. Jean	7,950	58,470	16,832	4,199	4,420	61,386	153,257

(a)
These amounts represent matching contributions made by Employers Mutual under its 401(k) plan (qualified) and the BENEP (non-qualified), and supplemental retirement benefits, if any, received under the SERP II (non-qualified).  Amounts attributable to the BENEP match and the SERP II, if any, are contained in the “Non-Qualified Deferred Compensation Table” on page 39 of this Proxy Statement.

(b)	These amounts represent the aggregate incremental cost Employers Mutual incurred to provide the listed benefits, which were calculated as follows:
Company-Owned Auto – Total business miles driven in 2015 were multiplied by the IRS reimbursable rate for personal auto usage (57 cents per mile) and this amount was subtracted from the costs incurred to own and operate the company-owned auto during 2015.  The depreciation amount used in this calculation was based on the actual purchase price of the auto, with an estimated useful life of four years.  In 2015, personal auto usage amounted to $6,639 for Mr. Hovick, $10,682 for Mr. Lovell and $11,266 for Mr. Jean.
Club Membership Fees – The total amount paid for country club and dinner club membership fees was reported as the aggregate incremental cost because the memberships are not used exclusively for business entertainment purposes.  In 2015, membership fees amounted to $7,060 for Mr. Kelley, $6,349 for Mr. Hovick, $3,708 for Mr. Lovell and $4,181 for Mr. Jean.
Spousal Travel – These amounts reflect additional transportation costs, program fees and meal expenses incurred by Employers Mutual when the named executive officer’s spouse accompanied him on business trips.  In 2015, spousal travel amounted to $7,518 for Mr. Kelley, $7,381 for Mr. Hovick, $7,601 for Mr. Lovell and $965 for Mr. Jean.
Financial Planning and Tax Preparation Services – In 2015, such fees amounted to $5,410 for Mr. Kelley, $375 for Mr. Reese, $400 for Mr. Hovick, $3,885 for Mr. Lovell and $420 for Mr. Jean. The amount for Mr. Lovell reflects reimbursement for such fees incurred in 2011 through 2015.

(c)	These amounts represent compensation income (equal to the amount of dividends paid on the Company's Common Stock) earned on unvested shares of restricted stock.

(d)
Beginning in 2015, members of the Executive Management Committee are no longer required to submit and track paid time off (PTO). These amounts represent compensation received for the amount of accumulated PTO carried at December 31, 2014.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Compensation Committee Approval Date	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	All Other Stock Awards: Number of Shares of Stock (#) (2)	Grant Date Fair Value of Stock Awards ($) (3)

Bruce G. Kelley	—	—	—	780,000	1,194,000	—	—
	3/1/15	1/29/15	—	—	—	6,000	125,700

Mark E. Reese	—	—	—	209,000	321,000	—	—
	3/1/15	1/29/15	—	—	—	2,250	47,138

Kevin J. Hovick	—	—	—	372,000	568,000	—	—
	3/1/15	1/29/15	—	—	—	4,500	94,275

Mick A. Lovell	—	—	—	339,000	521,000	—	—
	3/1/15	1/29/15	—	—	—	4,500	94,275

Scott R. Jean	—	—	—	339,000	521,000	—	—
	3/1/15	1/29/15	—	—	—	4,500	94,275

(1)
These amounts represent potential cash bonus awards available under the Annual Bonus Program and the LTIP for 2015.  The target amounts represent the amount of bonus that would be earned by each named executive officer if (i) the performance targets for the two performance objectives in the Annual Bonus Program that have targets (increase in written premium and combined trade ratio) were reached.  The third performance objective contained in the Annual Bonus Program, which measures the percentage change in statutory surplus for the year, does not have a performance target.  The calculation of the target amount for this component of the Annual Bonus Program reflects the amount of bonus that would be generated by this objective based on a projected 7.7% increase in surplus, which was the amount used in materials presented to the two compensation committees during their review of the projected executive bonus calculations using projected results for EMC Insurance Companies and the insurance industry; and (ii) the target bonus percentage from the 2015 Annual Bonus Program, and the actual bonus percentages from the Annual Bonus Program for 2013 and 2014 are used in the calculation of the LTIP.

(2)	These amounts represent restricted stock awards granted in 2015.

(3)	The average of the high and low trading prices of the Company's Common Stock on the date of grant ($20.95) was used to determine the fair value of the restricted stock awards.

Narrative Disclosures to Summary Compensation Table and Grants of Plan-Based Awards Table
Restricted Stock Awards. Restricted stock awards vest at a rate of 25% per year, commencing on the first anniversary of the award. Holders of unvested shares of restricted stock receive compensation income in the amount of any dividends declared on the Company's Common Stock. Unvested awards are automatically forfeited upon a participant's termination of employment, except in the case of death or disability.

Stock Options.  Prior to 2013, Employers Mutual’s executive officers were eligible for stock option awards that were intended to provide long-term incentive opportunities.  Employers Mutual’s 2007 Plan, as well as its predecessor stock option plans, provide that all stock options must be granted at prices equal to the fair value of the Company’s Common Stock on the date of grant, with fair value determined as the average of the high and low trading prices of the Common Stock on the date of grant.  Stock options generally have a term of ten years and vest at a rate of 20% per year, commencing on the first anniversary of the option award; however, all unvested option awards automatically vest upon a participant’s death, disability or retirement.
All qualified stock options may be exercised in conjunction with a cashless exercise strategy in which previously owned shares are sold to cover the cost of the exercise. All non-qualified stock options may be exercised in conjunction with a cashless exercise strategy in which enough shares acquired in the exercise of an option award are sold to cover the cost of the exercise, as well as required tax withholding.

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Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Bruce G. Kelley					13,500	346,785
	40,500	—	15.6447	3/5/2018
	27,000	—	12.5767	3/3/2019
	27,000	—	13.7833	3/1/2020
	21,600	5,400	16.2700	3/1/2021
	8,100	5,400	13.9867	3/1/2022

Mark E. Reese					5,063	130,057
	*4,500	—	16.9700	3/9/2017
	*4,500	—	15.6447	3/5/2018
	9,000	—	13.7833	3/1/2020
	7,200	1,800	16.2700	3/1/2021
	4,050	2,700	13.9867	3/1/2022

Kevin J. Hovick					10,125	260,089
	*4,500	—	16.4000	3/1/2016
	*4,500	—	16.9700	3/9/2017
	*4,500	—	15.6447	3/5/2018
	9,000	—	12.5767	3/3/2019
	4,500	—	13.7833	3/1/2020
	18,000	4,500	16.2700	3/1/2021
	13,500	9,000	13.9867	3/1/2022

Mick A. Lovell					6,375	163,760
	*563	—	16.9700	3/9/2017
	*563	—	15.6447	3/5/2018
	112	—	13.7833	3/1/2020
	4,500	4,500	16.2700	3/1/2021
	1,350	2,700	13.9867	3/1/2022

Scott R. Jean					6,375	163,760
	*2,250	—	15.6447	3/5/2018
	1,350	1,350	16.2700	3/1/2021
	1,350	2,700	13.9867	3/1/2022
All share and per share amounts have been adjusted for a 3 for 2 stock split that was completed on June 23, 2015.

*	Incentive (Qualified) stock options.

(1)
Stock options generally have a term of ten years and vest at a rate of 20% per year, commencing on the first anniversary of the option award.  All unvested stock options automatically vest upon the death, disability or retirement of the NEO.

(2)
Restricted stock awards vest at a rate of 25% per year, commencing on the first anniversary of the award. Unvested awards are automatically forfeited upon a participant's termination of employment, except in the case of death or disability.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Bruce G. Kelley	6,645	58,343	3,000	62,850

Mark E. Reese	13,500	125,256	1,125	23,569

Kevin J. Hovick	9,000	66,420	2,250	47,138

Mick A. Lovell	563	5,351	750	15,713

Scott R. Jean	3,076	29,252	750	15,713

All share amounts have been adjusted for a 3 for 2 stock split that was completed on June 23, 2015.

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Pension Benefits

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)

Bruce G. Kelley	Pension Plan	31	1,042,240
	Supplemental Retirement Plan	31	2,176,373

Mark E. Reese	Pension Plan	31	644,416
	Supplemental Retirement Plan	31	148,973

Kevin J. Hovick	Pension Plan	35	736,075
	Supplemental Retirement Plan	35	298,507

Mick A. Lovell	Pension Plan	12	215,994
	Supplemental Retirement Plan	12	49,072

Scott R. Jean	Pension Plan	25	226,851
	Supplemental Retirement Plan	25	43,622

(1)
The number of years of credited service is not relevant in the calculation of the pension benefits for the Company's NEOs because their benefits are determined under the cash balance formula in the pension and supplemental retirement plans.

Employers Mutual sponsors a tax-qualified defined benefit plan covering all eligible employees of Employers Mutual (the “Pension Plan”).  Employers Mutual also sponsors a non-qualified defined benefit supplemental retirement plan (the “SRP”) covering certain of its management and highly compensated employees, which group includes the Company’s NEOs.  The SRP provides a benefit to eligible employees whenever 100% of their pension benefit under the Pension Plan is not permitted to be paid through the Pension Plan because of limits imposed by the Code (limit on compensation that can be taken into account and limit on benefits that can be paid) and/or because of elective deferrals of covered compensation under any non-qualified deferred compensation plan.
Upon completion of three years of service or upon the attainment of age 55, a participant’s retirement benefit becomes vested and the participant is entitled to receive the current value of his or her retirement account upon termination of employment for any reason, including retirement.
The normal form of benefit under the Pension Plan’s and SRP’s cash balance formula is a lump sum payment, but an annuity is also available.  All alternative payment options are the actuarial equivalent of the normal form of benefit.
Generally, compensation utilized for pension formula purposes includes base salary and cash bonuses earned.
The actuarial valuation method used to determine the present value of accumulated retirement benefits is the unit cost method, which is the same method used to calculate the Company’s accumulated benefit obligation under FASB ASC Topic 715.  Inherent in the actuarial valuation of retirement benefits are several key assumptions, including the discount rate and the expected long-term rate of return on plan assets.  For a discussion of the key assumptions utilized by the Company to value retirement benefits, see the heading entitled “Critical Accounting Policies and Estimates” contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company's 2015 Annual Report to Stockholders.

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($) (1)	Employer BENEP Contributions in Last FY ($)	Employer SRP II Contributions in Last FY ($)	Total Employer Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions($)	Aggregate Balance at Last FYE ($) (3)

Bruce G. Kelley	74,378	74,378	336,241	410,619	22,349	—	6,087,498

Mark E. Reese	67,414	22,281	45,839	68,120	223	—	1,204,199

Kevin J. Hovick	47,075	37,298	268,360	305,658	7,086	—	1,797,950

Mick A. Lovell	43,475	34,441	83,660	118,101	(324)	—	360,906

Scott R. Jean	47,992	34,441	24,029	58,470	(1,480)	—	286,149

(1)	These amounts are included as compensation in the Summary Compensation Table under the "Salary" and "Non-Equity Incentive Plan Compensation" columns.

(2)	These amounts are included as compensation income in the Summary Compensation Table under the "All Other Compensation" column.

(3)	The aggregate balance includes the following executive and employer contributions from years prior to 2015:

Name	Executive Contributions Prior to 1/1/2015 ($)	Employer Contributions Prior to 1/1/2015 ($)	Total ($)

Bruce G. Kelley	2,212,329	1,723,242	3,935,571

Mark E. Reese	346,053	352,671	698,724

Kevin J. Hovick	228,351	821,689	1,050,040

Mick A. Lovell	68,267	100,859	169,126

Scott R. Jean	85,302	80,459	165,761

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Non-Qualified Deferred Compensation
Employers Mutual also maintains a Board and Executive Non-Qualified Excess Plan (the BENEP), which allows all executive officers at the level of vice president and above, as well as a select group of management, to defer up to 75% of their eligible compensation under the BENEP.  Employees who are eligible for the BENEP may also defer some, or all, of any bonus received under the Annual Bonus Program, but may not defer any portion of any bonus received under the LTIP.  Employers Mutual matches 100% of the first 5% of covered compensation deferred under the BENEP for vice presidents and above, including all of the Company’s NEOs.
Effective November 2009, Employers Mutual established the Employers Mutual Casualty Company Defined Contribution Supplemental Executive Retirement Plan (“SERP II”), which provides additional deferred compensation for a select group of designated officers.  Under the SERP II, a benefit amount, if any, is calculated based on the present value of 50% of the officer’s projected total cash compensation at normal retirement, reduced by other retirement benefits provided.  If the officer has less than 20 years of service, the contribution is adjusted on a pro-rata basis.
Effective July 2001, Employers Mutual established the Option It! Deferred Bonus Compensation Plan (the “Option It! Plan”).  The Option It! Plan allowed executive officers to defer some or all of their cash bonus awards until January 1, 2005, when that plan was amended to comply with the requirements of Section 409A of the Code.  Due to changes in the applicable law, it became necessary to freeze the Option It! Plan, thus prohibiting any new contributions to that plan.  The changes in the applicable law also limited the investment options of the participants in such plans; so, on June 30, 2007, the Option It! Plan was terminated.  Employers Mutual created a new deferred compensation plan effective July 1, 2007, known as the Employers Mutual Casualty Company Board and Executive Non-Qualified Excess Plan II (the “BENEP II Plan”).  Participants in the Option It! Plan were permitted to take cash settlements from the Option It! Plan or roll the deferred compensation into the new BENEP II Plan.  The BENEP II Plan is frozen to new deposits, but allows participants greater investment options compared to the Option It! Plan.  Mr. Reese has deferred compensation in the BENEP II Plan.

COMPENSATION COMMITTEE REPORT
As previously noted, the Compensation Committee of the Board of Directors is comprised of three members.  All members of the Compensation Committee are independent under the corporate governance rules of the NASDAQ and the rules and regulations of the SEC.  The Compensation Committee’s duties and responsibilities are described in a written charter, which may be viewed on the Company’s website at www.EMCIns.com/ir/Corporate_Governance.aspx.
The Compensation Committee met on January 29, 2015 with a representative of the Hay Group, Inc. (now the Hay Group Division of Korn Ferry (the "Hay Group")), the compensation consultant retained by the Compensation Committee, who provided a status update on several compensation-related provisions under the Dodd-Frank Act, including the reporting requirements governing the Company’s compensation policies and practices as they relate to risk management.  The Compensation Committee members then discussed current compensation practices for all of Employers Mutual’s employees.  During this discussion, it was noted that all base salaries, including executive officer base salaries, are based on comparative compensation survey information.  As a result, the base salaries paid to Employers Mutual’s employees were not deemed to create risks that are reasonably likely to have a material adverse effect on the Company.
Employers Mutual’s bonus plans were then reviewed.  Following is a summary of those discussions:

1.
Contingent Salary Plan (CSP) – The CSP is available to all employees of Employers Mutual who were employed during the plan year and who remain employed (or are retired, disabled or deceased) at the end of the plan year.  Eligible employees receive a contingent salary payment equal to a percentage of their base salary (up to a maximum of 10%, with that percentage doubled for Employers Mutual's officers) in February or March, if the statutory combined trade ratio for the previous year meets the criteria previously established for the year.  The actual payment percentage is determined by a formula for the plan year that is based on the difference between the statutory combined trade ratio achieved and the target ratio for the plan year.  Beginning in 2016, executive officers eligible for the Annual Bonus Program will no longer be eligible for the CSP. Prior to 2016, employees eligible for other bonus programs (including the NEOs under the Annual Bonus Program) could receive the larger of the “bonus” or the “contingent salary payment” for the plan year, but not both.  Contingent salary payments equal to 5.9% of base pay (or 11.8% of base pay in the case of Employers Mutual's officers) were made to eligible employees in mid-February 2016, based upon 2015 results.  Because payments, if any, under the CSP are based solely on the statutory combined trade ratio of the consolidated group, payments under this plan are focused on profitability rather than growth, and are therefore not deemed to create risks that are reasonably likely to have a material adverse effect on the Company.

2.
Annual Bonus Program – As previously noted, bonus payments under this plan (as it was in effect for 2015) are based on three separate performance objectives, with the most emphasis placed on the statutory combined trade ratio, followed by the change in policyholders’ surplus and the increase in net written premium.  As a result, bonus payments under this plan are primarily focused on profitability rather than growth.  It was also noted that a very limited number of employees are eligible for this bonus plan and that each participant’s bonus is capped at a predetermined percentage of his or her base compensation.  In addition, the bonus is not tied to the price of the Company’s stock, which eliminates any risks related to short-term price changes.  Based on this discussion, it was determined that bonus payments under this plan are not deemed to create risks that are reasonably likely to have a material adverse effect on the Company.

3.
LTIP – This plan (as it was in effect for the payments made in early 2016, based on 2013-2015 results) is identical to the Annual Bonus Program, except that the LTIP calculations are based on a rolling three-year average and no minimums or maximums are applied to the annual calculations.  Since the performance objectives for this plan are the same as those utilized in the Annual Bonus Program, the discussion points and conclusions reached for the Annual Bonus Program apply to the LTIP as well.

4.
Individual Bonus Plans – These bonus plans, which are applicable to the branch managers and the heads of various subsidiary companies, are based on the profitability of the operations they oversee and the dollars involved are not considered material.  As a result, it was determined that bonus payments under these plans are not deemed to create risks that are reasonably likely to have a material adverse effect on the Company.

To support the Company's focus on compensation program governance and risk management in relation to executive compensation, the Company's Board of Directors approved implementation of the Employers Mutual Casualty Company Policy for Recovery of Erroneously Awarded Incentive-Based Compensation (the "Clawback Policy") on December 29, 2014. The Clawback Policy is applicable to incentive compensation performance periods in progress as of the adoption of the policy and paid on or after January 1, 2015, including those associated with the Annual Bonus Program and LTIP, along with other executive compensation plans administered by Employers Mutual. The Clawback Policy enables the Company and Employers Mutual to recover previously awarded incentive-based executive compensation in the event Employers Mutual is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements.
Benefit plans were not discussed due to the fact that the benefit plans, with the exception of the BENEP and the SERP II, are provided to all employees.  The BENEP provides a 5% company match on the first 5% of compensation deferred by executive officers.  The SERP II was implemented in 2009 for the purpose of attracting and retaining key executives by providing additional deferred compensation to achieve a targeted 50% replacement ratio of retirement income to cash compensation at the time of retirement.  The benefits provided under the SERP II are based on market data provided by the Hay Group.  The Compensation Committee was advised that the costs associated with the BENEP and SERP II are not material, and are therefore not deemed by management to create risks that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee has reviewed the disclosures contained in the Compensation Discussion and Analysis and discussed such disclosures with management of the Company.  Based on its review and discussions with management, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference into the 2015 Form 10-K.

The Compensation Committee has reviewed the responses to various inquiries that were submitted to the Hay Group and Brian F. Tobin, the Midwest Region Practice Leader - Executive Compensation for the Hay Group. Those inquiries asked the respondents for information on several factors that could affect the independence of the Hay Group and Mr. Tobin (who has served for several years as the Compensation Committee's primary point of contact with the Hay Group) as compensation advisers to the Committee. Nothing contained in those responses has caused the Compensation Committee to question the independence of the Hay Group or Mr. Tobin with respect to the compensation advisory services provided by them to the Company.
The undersigned members of the Compensation Committee have submitted this report.

Compensation Committee
Stephen A. Crane
Jonathan R. Fletcher, Chair
Robert L. Howe

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is a former or current officer or employee of the Company or any of the Company’s subsidiaries.  To the Company’s knowledge, there were no other relationships involving members of the Compensation Committee requiring disclosure in this section of the Proxy Statement pursuant to applicable SEC regulations.  No executive officer of the Company has served on the board of directors or compensation committee of any company that has, or has had, one or more of its executive officers serving as a director of the Company.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($) (1)	Total ($)

Stephen A. Crane	96,250	8,055	104,305

Jonathan R. Fletcher	78,500	8,004	86,504

Robert L. Howe	85,500	13,328	98,828

Gretchen H. Tegeler	91,750	13,329	105,079

(1)
Non-employee directors of the Company are eligible to participate in Employers Mutual’s 2013 Non-Employee Director Stock Purchase Plan.  Under that plan, directors can purchase the Company’s Common Stock in an amount up to 100% of their annual retainer, at a price equal to 75% of the fair value of the Common Stock on the purchase date.  The amounts reported for Mr. Crane, Mr. Fletcher, Mr. Howe and Ms. Tegeler reflect the discount received on the purchase of 1,500, 1,500, 2,190 and 2,315 shares, respectively, of the Company’s Common Stock under this Plan.

In 2015, each member of the Company’s Board of Directors who was not an officer or employee of the Company was paid $2,000, plus expenses, for each board meeting or day of continuing education (lasting more than two hours) attended, plus a $40,000 annual retainer.  Non-employee directors were also paid $2,000 ($3,000 for committee chairs) for each committee meeting attended and $250 for each educational program or seminar attended lasting less than two hours.  In addition, the chair of the Board of Directors was paid a $18,000 annual fee, the chair of the Audit Committee was paid a $15,000 annual fee, and the chairs of all other board committees were paid a $4,000 annual fee. Non-employee directors were also entitled to receive $1,000 ($1,500 for the chair of the Audit Committee) for each special meeting of the Audit Committee held for the primary purpose of considering revisions to the Company's operating income guidance for the year.  Non-employee directors are eligible to defer some or all of their board and/or committee fees into the BENEP.

EQUITY COMPENSATION PLAN INFORMATION
The table below provides certain information related to compensation plans under which the Company’s equity securities are authorized for issuance to employees of Employers Mutual and non-employee directors of Employers Mutual and its subsidiaries and affiliate, and the Company, as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	1,006,171	$14.92	1,478,125

Equity compensation plans not approved by security holders (2)	—	—	264,446

Total	1,006,171	$14.92	1,742,571
All share and per share amounts have been adjusted for a 3 for 2 stock split that was completed on June 23, 2015.

(1)
Consists of Employers Mutual's 2007 Stock Incentive Plan, 2003 Incentive Stock Option Plan and 2008 Employee Stock Purchase Plan. Securities available for future issuance includes 1,063,242 shares that may be issued in the form of restricted stock, restricted stock units, performance shares, performance units or other stock-based awards under Employers Mutual's 2007 Stock Incentive Plan.

(2)	Consists of Employers Mutual’s 2013 Non-Employee Director Stock Purchase Plan.
For a description of each plan, see Note 13 of Notes to Consolidated Financial Statements in the Company's 2015 Annual Report to Stockholders.

AUDIT COMMITTEE REPORT

As previously noted, the Audit Committee of the Board of Directors is composed of three members.  All members of the Audit Committee are independent under the corporate governance rules of the NASDAQ and the rules and regulations of the SEC. In 2016, all members of the Audit Committee have been designated “Audit Committee financial experts”, as that term is defined by the rules and regulations of the SEC, which require that a director have certain defined attributes of financial sophistication obtained through specific experiences in order to meet the “Audit Committee financial expert” definition.  The Audit Committee’s responsibilities are described in a written charter, which may be viewed on the Company’s website at www.EMCIns.com/ir/Corporate_Governance.aspx. The charter is reviewed by the Audit Committee on an annual basis to verify that it accurately represents the scope and responsibilities of the Audit Committee, and is updated as appropriate.

Management is responsible for the internal controls and financial reporting processes of the Company.  The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report to the Company’s stockholders and Board of Directors on the results of this audit.  The independent registered public accounting firm is also responsible for performing an independent audit of the effectiveness of the Company’s internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report to the Company’s stockholders and Board of Directors on the results of this audit.  The Audit Committee’s responsibility is to monitor and oversee these processes.

At each of its seven meetings during calendar year 2015, the Audit Committee met and held discussions with management. Three of those meetings included executive sessions at which management was not present.  Ernst & Young LLP (“EY”), the Company's independent registered public accounting firm, attended and was included in the discussions at all seven of the Audit Committee meetings.  The Audit Committee discussed with EY (i) the results of EY’s audit of the consolidated financial statements, and (ii) EY’s assessment of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee oversaw the Company’s internal audit function during 2015. This responsibility included overseeing internal audit plans, staffing and budgets. The Audit Committee also evaluated the responsibilities and performance of the internal auditor and reviewed periodic internal audit reports and any corrective actions being taken in response to the internal audit findings.

During 2015, management documented, tested and evaluated the Company’s internal control over financial reporting pursuant to the criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework) (the COSO criteria).  The Audit Committee was kept apprised by management and EY concerning the Company’s efforts at each regularly scheduled Audit Committee meeting.  Management provided the Audit Committee with a quarterly certification addressing its awareness of any significant deficiencies or material weaknesses in the design or operation of the Company’s internal control over financial reporting, as well as its awareness of any fraud that involves management or other employees who have a significant role in the Company's internal control over financing reporting. Management also provided the Audit Committee with a report containing (i) a statement of management’s responsibilities for establishing and maintaining adequate internal control over financial reporting; (ii) a description of the framework used to evaluate, and management’s assessment of, the effectiveness of the Company’s internal control over financial reporting; and (iii) a statement that EY has issued an opinion to the effect that the Company’s internal control over financial reporting was effective as of December 31, 2015.

The Audit Committee reviewed management’s and EY’s evaluations of the effectiveness of the Company’s internal control over financial reporting to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.  The Audit Committee also reviewed and discussed the audited consolidated financial statements with management and EY.  In addition, the Audit Committee has discussed with EY the matters required to be discussed by Auditing Standard No. 61, Communications with Audit Committees, issued by the PCAOB.

The Audit Committee is responsible for the appointment, compensation and oversight of the external auditor. EY provided to the Audit Committee the written disclosures and the letter required by Rule 3526 of the PCAOB (Communication with Audit Committees Concerning Independence), and the Audit Committee reviewed with EY that firm’s independence. The Audit Committee determined that the non-audit services provided by EY to the Company during calendar year 2015 were compatible with maintaining its independence.

Based on the Audit Committee’s discussions with management and EY, the Audit Committee’s review of the representations of management and the reports of EY, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC for the year ended December 31, 2015.  The Audit Committee also has recommended that the stockholders ratify the Audit Committee’s selection of EY as the Company’s independent registered public accounting firm for calendar year 2016.

Audit Committee
Stephen A. Crane
Robert L. Howe
Gretchen H. Tegeler, Chair

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
The following information is furnished as to the Common Stock of the Company owned beneficially as of March 22, 2016, by each of the Company’s directors and NEOs individually, and the directors and “executive officers” of the Company (as designated by the Company’s Board of Directors) as a group.  The information concerning beneficial ownership has been furnished by the persons listed below or was determined by the Company from reports filed by such persons with the SEC regarding such ownership.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Stephen A. Crane	9,000		*

Jonathan R. Fletcher	10,250		*

Kevin J. Hovick	92,378	(2)	*

Robert L. Howe	19,326		*

Scott R. Jean	24,200	(3)	*

Bruce G. Kelley	360,084	(4)	1.72%

Mick A. Lovell	22,991	(5)

Mark E. Reese	49,253	(6)	*

Gretchen H. Tegeler	11,712		*

All Directors and Executive Officers as a Group (23 persons, including those listed above)	934,477	(7)	4.46%
* Less than one percent.

(1)	All named holders of the Common Stock listed in this table have sole voting and investment power with respect to the shares held, except as stated otherwise below.

(2)
Kevin J. Hovick directly owns 18,128 shares of Common Stock, has presently exercisable options to purchase 63,000 shares, and has voting rights with respect to 11,250 shares of unvested restricted stock, which shares are included in the table.

(3)
Scott R. Jean directly owns 7,550 shares of Common Stock, has presently exercisable options to purchase 7,650 shares, and has voting rights with respect to 9,000 shares of unvested restricted stock, which shares are included in the table.

(4)
Bruce G. Kelley owns 223,534 shares of Common Stock directly and 2,250 shares indirectly, which shares are owned by his spouse. In addition, he owns presently exercisable options to purchase 119,300 shares and has voting rights with respect to 15,000 shares of unvested restricted stock, which shares are included in the table.

(5)
Mick A. Lovell directly owns 1,053 shares of Common Stock, has presently exercisable options to purchase 12,938 shares, and has voting rights with respect to 9,000 shares of unvested restricted stock, which shares are included in the table.

(6)
Mark E. Reese directly owns 11,227 shares of Common Stock, has presently exercisable options to purchase 32,400 shares, and has voting rights with respect to 5,626 shares of unvested restricted stock, which shares are included in the table.

(7)	The total number of shares of Common Stock of the Company owned by all directors and executive officers includes shares owned directly and indirectly by such individuals, together with presently exercisable options to purchase shares and shares of unvested restricted stock for which the executive officer has voting rights.  Included in that total are shares owned beneficially by Richard W. Hoffmann, Vice President, General Counsel and Secretary of the Company, which include shares owned directly and indirectly; presently exercisable options to purchase shares; shares of unvested restricted stock for which Mr. Hoffmann has voting rights; beneficial ownership of his spouse's presently exercisable options to purchase shares; and beneficial ownership of shares of unvested restricted stock for which Mr. Hoffmann's spouse had voting rights as of the March 22, 2016 record date for voting such shares.  Mr. Hoffmann's spouse, who retired April 1, 2016, was an officer, but not an executive officer, of Employers Mutual. Also included in that total are shares beneficially owned by Ronald A. Paine, Senior Vice President of the Company, which includes shares owned directly and indirectly; presently exercisable options to purchase shares; shares of unvested restricted stock for which Mr. Paine has voting rights; beneficial ownership of his spouse's presently exercisable options to purchase shares; and beneficial ownership of shares of unvested restricted stock for which Mr. Paine's spouse has voting rights. Mr. Paine's spouse is an officer, but not an executive officer, of Employers Mutual.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding those entities known to the Company to own beneficially more than five (5) percent of the Company’s Common Stock, or who filed a Schedule 13G with the SEC regarding their ownership of the Company’s Common Stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common	Employers Mutual Casualty Company 717 Mulberry Street Des Moines, Iowa 50309	11,771,778 (1)	56.20%

Common	Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	1,699,219 (2)	8.11%

(1)
On March 22, 2016, Employers Mutual owned approximately 56.2% of the outstanding Common Stock of the Company.  Employers Mutual intends to retain ownership of a majority of the Company’s Common Stock in the foreseeable future.  This majority stock ownership will give Employers Mutual the right to determine whether or not all of the proposals presented at the Annual Meeting are carried and will enable it to control the election of the Board of Directors of the Company.  The Company’s operations are integrated with the operations of Employers Mutual and are largely dependent upon a continuing relationship with Employers Mutual.  The Company does not anticipate any disruptions in this relationship.

(2)
The information shown is based upon a Schedule 13G, filed February 9, 2016, with the SEC by Dimensional Fund Advisors LP, a registered investment advisor.  Dimensional Fund Advisors LP reported sole voting power with respect to 1,669,302 shares and sole dispositive power with respect to all of the shares.

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CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
The operations of the Company are highly integrated with those of Employers Mutual through participation in a property and casualty reinsurance pooling agreement (the "Pooling Agreement"), a reinsurance retrocessional quota share agreement (the "Quota Share Agreement") and an excess of loss reinsurance agreement (the “Excess of Loss Agreement”).  In addition, the Company is completely dependent upon Employers Mutual's employees, facilities and information technology systems to conduct its business.  As a result of these operational relationships, there are numerous transactions between the Company and Employers Mutual that occurred on an ongoing basis in the ordinary course of business during 2015 and that will continue to occur on an ongoing basis in the ordinary course of business during 2016.
All transactions occurring under the Pooling Agreement, Quota Share Agreement and Excess of Loss Agreement are based on statutory accounting principles. Certain adjustments are made to the statutory-basis amounts assumed by the property and casualty insurance subsidiaries and the reinsurance subsidiary to bring the amounts into compliance with U.S. generally accepted accounting principles.
During 2015, the Company's three property and casualty insurance subsidiaries, along with Employers Mutual and its two property and casualty insurance subsidiaries and an affiliate, were parties to the Pooling Agreement under which the property and casualty insurance business written by the participating companies is pooled.  Under the terms of the Pooling Agreement, each participant cedes to Employers Mutual all of its property and casualty insurance business, and assumes from Employers Mutual an amount equal to its designated participation percentage in the pool.  All premiums, losses, settlement expenses and other underwriting and administrative expenses, excluding the voluntary reinsurance business assumed by Employers Mutual from non-affiliated insurance companies, are pooled and then prorated among the parties to the Pooling Agreement on the basis of their respective participation percentages.  The Company's three property and casualty insurance subsidiaries together shared an aggregate 30% participation interest in the pool in 2015, and will maintain an aggregate 30% participation interest in the pool in 2016.  The remaining 70% participation interest is allocated to Employers Mutual and its subsidiaries and affiliate.  Employers Mutual negotiates reinsurance agreements that provide protection to the pool and each of its participants, including protection against losses arising from catastrophic events.  Operations of the pool give rise to inter-company balances between the Company and Employers Mutual, which are settled within 45 days after the end of each month.  The investment and income tax activities of the pool participants are not subject to the Pooling Agreement.
The purpose of the Pooling Agreement is to spread the risk of an exposure insured by any of the participants among all the companies participating in the pool.  The Pooling Agreement produces a more uniform and stable underwriting result from year to year for all companies in the pool than might be experienced on an individual basis.  In addition, each company benefits from the capacity of the entire pool, rather than being limited to policy exposures of a size commensurate with its own surplus, and from the wide range of policy forms, lines of insurance written, rate filings and commission plans offered by each of the companies.
During 2015, the Company's property and casualty insurance subsidiaries ceded direct premiums earned of $366,752,588, direct losses and settlement expenses incurred of $198,504,471, direct underwriting expenses incurred of $62,713,847 and direct policyholder dividends incurred of $8,521,994 to Employers Mutual pursuant to the terms of the Pooling Agreement.  The Company's three property and casualty insurance subsidiaries assumed from Employers Mutual their aggregate 30% participation interest in the pool, which included premiums earned totaling $474,196,536, losses and settlement expenses incurred totaling $292,846,514, underwriting expenses incurred totaling $142,719,791 and policyholder dividends totaling $9,136,182.
 The Pooling Agreement remains in effect during 2016 and will continue to function in accordance with the terms described above; however, a new reinsurance program consisting of two semi-annual aggregate catastrophe excess of loss treaties between the Company's property and casualty insurance subsidiaries and Employers Mutual is being implemented for 2016. The first treaty is effective from January 1, 2016 to June 30, 2016, and has a retention of $20,000,000 and a limit of $24,000,000. The cost of this treaty will be approximately $6,300,000. The second treaty will be effective from July 1, 2016 through December 31, 2016, and will have a retention of $15,000,000 and a limit of $12,000,000. The cost of this treaty will be approximately

$1,500,000. All catastrophe and storm losses assumed by the property and casualty insurance subsidiaries through the Pooling Agreement (net of applicable reinsurance recoveries from external reinsurance protections purchased by the pool participants) will be subject to the terms of these treaties, and there is no co-participation provision. The specific amounts to be assumed and ceded between the Company's property and casualty insurance subsidiaries and Employers Mutual will not be determined prior to year-end 2016. Additional information concerning the Pooling Agreement is contained in the 2015 Form 10-K.
One of the Company’s insurance subsidiaries, Dakota Fire Insurance Company, leases office space from EMC National Life Company, an affiliate of Employers Mutual.  This lease expense, which amounted to $250,405 in 2015, is included as an expense under the Pooling Agreement.
The Company’s reinsurance subsidiary and Employers Mutual are parties to the Quota Share Agreement and the Excess of Loss Agreement.  Under the terms of the Quota Share Agreement, the reinsurance subsidiary assumes 100% of Employers Mutual’s assumed reinsurance business, exclusive of certain reinsurance contracts. This includes all premiums and related losses, settlement expenses and other underwriting and administrative expenses of this business.  Under the terms of the Excess of Loss Agreement (covering both business assumed from Employers Mutual through the Quota Share Agreement, as well as business obtained outside the Quota Share Agreement), the reinsurance subsidiary retains the first $4,000,000 of losses per event, and also retains 20.0% of any losses between $4,000,000 and $10,000,000 and 10.0% of any losses between $10,000,000 and $50,000,000.  During 2015, the cost of the excess of loss reinsurance protection, which included reimbursement for the cost of reinsurance protection purchased by Employers Mutual to protect itself from the assumption of excessive losses in the event of a major catastrophe, was 8.0% of the reinsurance subsidiary’s total assumed reinsurance premiums written. The reinsurance subsidiary assumed from Employers Mutual premiums earned totaling $129,642,903 and losses and settlement expenses incurred totaling $77,456,610.  Total premiums earned and losses and settlement expenses incurred ceded back to Employers Mutual by the reinsurance subsidiary during 2015 under the Excess of Loss Agreement amounted to $10,826,433 and $621,342, respectively.  It is customary in the reinsurance business for the assuming company to compensate the ceding company for the acquisition expenses incurred in the generation of the business.  Commissions incurred by the reinsurance subsidiary under the Quota Share Agreement with Employers Mutual amounted to $27,338,871 for the business assumed in 2015.  The reinsurance subsidiary also assumes all foreign currency exchange gains/losses associated with contracts incepting on January 1, 2006 and thereafter that are subject to the Quota Share Agreement.  The net foreign currency exchange gain assumed by the reinsurance subsidiary in 2015 was $386,156.  Operations of the Quota Share Agreement and Excess of Loss Agreement give rise to inter-company balances between the Company and Employers Mutual, which are settled during the month following the end of each quarter. The investment and income tax activities of the reinsurance subsidiary are not subject to either the Quota Share Agreement or the Excess of Loss Agreement.
  The Quota Share Agreement remains in effect during 2016 and will continue to function in accordance with the terms described above; however, the Excess of Loss Agreement has been modified for 2016. The Excess of Loss Agreement for 2016 consists of two treaties. The first is a per occurrence catastrophe excess of loss treaty with a retention of $10,000,000, a limit of $10,000,000, 20% co-participation, and no reinstatement. The cost of this treaty will be approximately $2,000,000. The second is an aggregate catastrophe excess of loss treaty with a retention of $20,000,000, a limit of $100,000,000, and 20% co-participation. The cost of this treaty will be approximately $3,100,000. Any losses recovered under the per occurrence treaty will inure to the benefit of the aggregate treaty. Only catastrophic events with total losses greater than $500,000 will be subject to the terms of the aggregate treaty. The reinsurance subsidiary will also purchase additional reinsurance (Industry Loss Warranties) in peak exposure territories from external parties in which coverage is triggered when losses experienced by the insurance industry from a catastrophic event exceed a specified threshold. Any reinsurance recoveries received from external parties will reduce the amount of losses ceded to Employers Mutual under the Excess of Loss Agreement. The net cost of the external reinsurance protection is estimated to be approximately $4,000,000. The specific amounts to be assumed and ceded between the Company's reinsurance subsidiary and Employers Mutual will not be determined prior to year-end 2016. Additional information concerning the Quota Share Agreement and the Excess of Loss Agreement is contained in the 2015 Form 10-K.

Employers Mutual utilizes its employees, facilities and information technology systems to provide various services to all of its subsidiaries and affiliates, including the Company and its subsidiaries.  These services include data processing, claims, financial, legal, actuarial, auditing, marketing and underwriting.  Employers Mutual allocates a portion of the cost of these services to its subsidiaries that do not participate in the Pooling Agreement based upon a number of criteria, including usage of the services and the number of transactions.  The remaining costs are allocated to the pool and each pool participant shares in the total costs in accordance with its participation percentage as established under the terms of the Pooling Agreement.  Costs allocated to the Company by Employers Mutual for services provided to the Company and its subsidiaries that do not participate in the Pooling Agreement amounted to $3,422,216 in 2015.  The allocation of costs to the Company and its subsidiaries that do not participate in the Pooling Agreement will continue in 2016, although the specific amount will not be determined prior to year-end.
The Company's investment expenses are based on actual expenses directly incurred by the Company and its subsidiaries plus an allocation of other investment expenses incurred by Employers Mutual, with the allocation being based on a weighted-average of total invested assets and number of investment transactions executed during the year.  Investment expenses allocated to the Company by Employers Mutual amounted to $1,430,667 in 2015.  Investment expenses will continue to be allocated to the Company by Employers Mutual in 2016, although the specific amount will not be determined prior to year-end.
Three of the Company's insurance subsidiaries have issued an aggregate of $25 million of surplus notes to Employers Mutual, with such notes bearing a fixed interest rate of 1.35% per annum during 2015.  No principal payments were made on the surplus notes during 2015.  Interest in the amount of $337,500 (for calendar year 2014,) was paid by the subsidiaries to Employers Mutual early in 2015, and interest in the amount of $337,500 (for calendar year 2015) was accrued at December 31, 2015 and paid early in 2016 upon receipt of approval from insurance regulatory authorities.  The surplus notes do not have a stated maturity date and interest will continue to accrue on the surplus notes during 2016.
Employers Mutual advances on behalf of the Company and its subsidiaries any federal and state taxes due at the time of the filing of the respective returns.  The Company and its subsidiaries then reimburse Employers Mutual for the payment of such taxes in conjunction with the settlement of monthly/quarterly inter-company balances.  During 2015, Employers Mutual advanced, and the Company and its subsidiaries reimbursed, $20,253,602 of such taxes.
The Company operates an excess and surplus lines insurance agency through a subsidiary.  This agency received $443,972 of commission income from Employers Mutual during 2015 as compensation for its duties as managing underwriter for excess and surplus lines insurance for several of the insurance companies participating in the Pooling Agreement.  This subsidiary, which does not participate in the Pooling Agreement, also received an allocation of operating expenses from Employers Mutual as noted above.  The payment of commissions from Employers Mutual to the subsidiary, and an allocation of operating expenses to the subsidiary, will continue in 2016, although the specific amounts will not be determined prior to year-end.
As a result of the numerous transactions between the Company and Employers Mutual that occur on an ongoing basis, the Company has established procedures whereby independent directors of the Company review and approve and/or ratify these transactions, as well as other transactions qualifying as a "related persons transaction" as defined under SEC rules.  The procedures for the review of "related persons transactions" are as follows:

•
Any new "material contract", proposed material change to an existing "material contract" or transaction resulting from a "material contract" involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate is subject to review and approval by the Inter-Company Committee in accordance with procedures set forth in the committee Charter.  The Inter-Company Committee is composed of three directors of the Company who have been determined by the Board of Directors to qualify as "independent" directors under the corporate governance rules of the NASDAQ and the rules and regulations of the SEC applicable to the Company.  Under the Inter-Company Committee’s Charter, these contracts or transactions must be approved by the unanimous consent of the committee members based on a finding that the transaction is "fair and reasonable" to the Company and its stockholders.  The most significant material contracts subject to review and approval by the Inter-Company Committee include the Pooling Agreement, the Quota Share Agreement and the Excess of Loss Agreement, all of which have previously been reviewed and approved by the Inter-Company Committee.  "Material contracts" subject to review by the Inter-Company Committee are deemed to include, in addition to the Pooling Agreement, the Quota Share Agreement and the Excess of Loss Agreement, any contract or transaction involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate that is required to be filed as an exhibit to the 2015 Form 10-K on the basis that it constitutes a material contract under SEC rules.

•
Any other new contract, proposed change to an existing contract or transaction resulting from a contract involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate that involves a dollar amount in excess of $120,000, but which does not arise to the level of a "material contract", is subject to review and approval by the Audit Committee in accordance with the terms of its Charter.  The Audit Committee is comprised of three directors of the Company who have been determined by the Board of Directors to qualify as "independent" directors under the corporate governance rules of the NASDAQ and the rules and regulations of the SEC applicable to the Company.  The Charter of the Audit Committee does not designate any particular standard to be applied by the committee members in approving these contracts or transactions.

•
Any new contract or transaction, or an amendment thereto, involving a dollar amount in excess of $120,000 and otherwise meeting the definition of a "related person transaction" as defined by SEC rules, and not involving Employers Mutual or its subsidiaries or affiliate, is subject to review and approval by the Audit Committee in accordance with the terms of its Charter.  The Charter does not designate any particular standard to be applied by the committee members in approving these contracts or transactions.

In addition, the Audit Committee reviews and approves all transactions between Employers Mutual and companies associated with the directors of Employers Mutual.  While these transactions are not considered “related person transactions” as defined under SEC rules, the Audit Committee reviews them so that its members have an understanding of the impact these transactions have on the Company’s results of operations.
Each of the transactions described above was reviewed and approved or ratified by the Inter-Company Committee or the Audit Committee, as applicable.  As noted above, most of the related persons transactions described above involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate are ongoing in nature and will continue throughout 2016 in the ordinary course of business.  These transactions will be presented to the Inter-Company Committee or the Audit Committee, as applicable, in accordance with the procedures described above, for review and approval and/or ratification at such time as the amounts involved in the transactions have been determined.

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PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPENSATION OF THE
COMPANY’S NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) created Section 14A of the Exchange Act which, among other things, requires public companies to conduct periodic advisory (non-binding) votes on the compensation of their named executive officers.  The Company’s Board of Directors and the Compensation Committee determined that it would be appropriate to conduct such advisory votes annually.  Accordingly, we are providing our stockholders with the opportunity to vote, on an advisory basis, on the approval of the compensation of the Company’s NEOs, as disclosed in this Proxy Statement in accordance with applicable SEC rules.
As described under the heading “Executive Compensation”, the Company’s executive compensation programs are designed to attract, motivate and retain highly qualified and talented executives.  We believe our executive compensation and our compensation policies and practices are focused on pay-for-performance principles, are strongly aligned with the interests of our long-term stockholders, assist us in hiring, retaining and motivating our executive officers, and are reasonable in comparison to the compensation practices of our competitors and other property and casualty insurance companies of similar premium volume and complexity.  Please read the “Compensation Discussion and Analysis” beginning on page 13 for additional details about the Company’s executive compensation philosophy and programs, including information about the fiscal year 2015 compensation of the Company’s NEOs.
The Company seeks your advisory vote on the compensation of the Company’s NEOs, and asks that you support the compensation of the Company’s NEOs, as described in this Proxy Statement, by voting in favor of this proposal.  This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the compensation of the Company’s NEOs.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the philosophy, policies and practices described in this Proxy Statement.  Last year, 98.3 percent of the shares voting for or against such compensation (i.e., with abstentions and broker non-votes excluded) voted “for” the compensation of the Company’s NEOs that was described in the Proxy Statement prepared for the 2015 Annual Meeting.
Because this say-on-pay vote is advisory, it will not be binding on the Company, the Board of Directors or the Compensation Committee.  However, the Board of Directors and the Compensation Committee will review the voting results and may consider the outcome of the vote when making future decisions regarding executive compensation programs.
The Board of Directors requests that the stockholders approve the following advisory resolution at the 2016 Annual Meeting of Stockholders:
Resolved, that the stockholders of EMC Insurance Group Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narratives in the Proxy Statement for the Company’s 2016 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PLANS SUBJECT TO STOCKHOLDER ACTION
The following table sets forth the projected bonus amounts that would be received by (i) the executive officers listed; (ii) by the 15 Policy Committee members in 2016 as a group; and (iii) by other eligible participants (as a group) who are not members of the Policy Committee, respectively, under the bonus plans subject to stockholder approval under Proposal No. 3 and Proposal No. 4, if the performance goals established for the three components of each plan were to be achieved. If approved by the Company’s stockholders, the Employers Mutual Casualty Company Executive Annual Bonus Plan (the "Annual Plan") will be effective for calendar year 2016; therefore, the projected bonus amounts for the Annual Plan are based on calendar year 2016 performance goals and salary amounts. If approved by the Company’s stockholders, the Employers Mutual Casualty Company Executive Long Term Incentive Plan (the "Long Term Bonus Plan") will not become effective until calendar year 2018. As a result, projected bonus amounts for calendar year 2016 are not determinable at this time. Therefore, the projected bonus amounts for the Long Term Bonus Plan represent the amounts that would have been received by each of the following for calendar year 2015, if the plan had been in effect, based on performance goals for the three-year period ending December 31, 2015 that were developed using (i) the same philosophy used to establish the performance goals for the three-year period ending December 31, 2018; and (ii) 2015 salary amounts.

New Plan Benefits

Employers Mutual Casualty Company Executive Annual Bonus Plan
Employers Mutual Casualty Company Executive Long Term Incentive Plan

Name and Position	Annual Plan Bonus ($)	Long Term Bonus Plan Bonus ($)

Bruce G. Kelley	609,375	421,404
President, CEO & Treasurer

Mark E. Reese	164,175	113,121
Sr. Vice President & CFO

Kevin J. Hovick	291,600	200,963
Exec. Vice President & COO

Mick A. Lovell	269,400	185,310
Exec. Vice President for Corporate Development

Scott R. Jean	269,400	185,310
Exec. Vice President - Finance & Analytics

Executive Group (15 Policy Committee members including those listed above)	3,115,060	1,968,488

Non-Executive Officer Employee Group (16 members)	1,327,948	1,005,400

PROPOSAL NO. 3

APPROVAL OF EMPLOYERS MUTUAL CASUALTY COMPANY
EXECUTIVE ANNUAL BONUS PLAN

Introduction

The Boards of Directors of the Company and Employers Mutual believe it is beneficial to provide a short-term, incentive-based cash bonus program to the executive officers of Employers Mutual (including the Company's NEOs). For many years, the Senior Executive Compensation Cash Bonus Program (referred to in this Proxy Statement as the Annual Bonus Program) accomplished this goal. However, the respective compensation committees of the Boards of Directors of the Company and Employers Mutual approved a new short-term, incentive-based cash bonus program, entitled the Employers Mutual Casualty Company Executive Annual Bonus Plan (the “Annual Plan”), to replace the current Senior Executive Compensation Cash Bonus Program in calendar year 2016. The first bonus payments (if any) earned under the Annual Plan would be payable in 2017. As compared to the prior plan, the Annual Plan is designed to simplify and provide more transparency to the short-term, incentive-based cash bonus program.

The Annual Plan was approved by the Employers Mutual Compensation Committee and by the Company’s Compensation Committee in separate meetings held February 3, 2016.

Summary of the Executive Annual Bonus Plan

The following summary of the Annual Plan is qualified in its entirety by reference to the complete text of the Annual Plan, which is attached to this Proxy Statement as Appendix A.

Purpose of the Plan

The purpose of the Annual Plan is to reward superior calendar-year performance by the executive officers of Employers Mutual. The Annual Plan will help Employers Mutual attract and retain high caliber senior executives, and provide compensatory motivation for executive officers to achieve specified targets and to continually strive for optimal results.

Eligibility

Executive officers of Employers Mutual holding titles of Vice President, Senior Vice President, Executive Vice President or President on or before December 31 of the Plan Year, and who are not otherwise eligible for a separate bonus plan, are eligible to participate in the Annual Plan. Those executive officers who are eligible to participate in the Annual Plan, but who separate from employment with Employers Mutual (for reasons limited to retirement, death or disability) during the Plan Year, remain eligible to participate in the Annual Plan, but any awards are subject to a pro rata adjustment representing the portion of the year the executive officer was employed by Employers Mutual.

General Plan Structure

The three core components that determine the Annual Plan bonus calculation are (1) trade combined ratio; (2) surplus growth; and (3) written premium growth. All are based on the consolidated statutory results of EMC Insurance Companies. The trade combined ratio (“TCR”) is a calculation that assesses management's ability to generate an underwriting profit and is the component most heavily weighted in the overall Annual Plan bonus calculation. The surplus growth component rewards management’s ability to increase policyholders’ surplus. The written premium growth component gauges management's ability to increase overall written premiums.

For each of these core components (TCR, surplus growth and written premium growth), the Executive Management Committee (which currently consists of Messrs. Kelley, Hovick, Lovell, and Jean, plus Employers Mutual’s Senior Vice President - Branch Operations) sets a base bonus percentage, corporate goal percentage and performance factor at the beginning of the Plan Year, subject to the approval of the two compensation committees. At the end of the Plan Year, the corporate goal for each category is compared to actual results for the Plan Year, and the positive or negative result for each category is multiplied by the performance factor.

The positive or negative percentage that results from this computation is then added to the base bonus percentage for each core component, resulting in a contribution percentage for each component. The surplus growth and the written premium growth components are each subject to a minimum (negative) and maximum (positive) contribution percentage.

The contribution percentages for each component are then totaled to calculate a total Unmodified Plan Percentage, which is subject to a maximum of 125%. The Unmodified Plan Percentage is then adjusted, for each Eligible Officer, using the following: (1) Role Adjustment Factor (accounts for the executive officer level or committee membership); (2) Service Adjustment Factor (prorates the bonus percentage for any executive officers not eligible the entire year); and (3) Retirement Notice Adjustment Factor (adjusts the bonus for any retirees who failed to provide adequate retirement notice).

The resulting percentage is the Individual Plan Percentage, which is then applied to the executive officer's annual base salary to calculate the Annual Plan Payout. Any payment is subject to all applicable taxes, withholdings and deductions.

Timing of Plan Payment

Any incentive compensation from the Annual Plan will be paid on March 10 of the year following the Plan Year, following approval by the two compensation committees.

Separation from Employment

Any executive officer eligible under the Annual Plan who separates from Employers Mutual for any reason other than retirement (which, for purposes of the Annual Plan, requires the executive officer to have attained the age of 55 at the time of separation from employment), death or disability (as defined in the Annual Plan) will not receive payment under the Annual Plan for the Plan Year in which separation occurs.

Clawback Provision

The Annual Plan is subject to Employers Mutual’s Clawback Policy, which enables Employers Mutual to recoup previously awarded incentive-based compensation from executive officers in certain circumstances and to the extent required under applicable law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EMPLOYERS MUTUAL CASUALTY COMPANY EXECUTIVE ANNUAL BONUS PLAN.

PROPOSAL NO. 4

APPROVAL OF EMPLOYERS MUTUAL CASUALTY COMPANY
EXECUTIVE LONG TERM INCENTIVE PLAN

Introduction

The Boards of Directors of the Company and Employers Mutual believe it is beneficial to provide a multi-year, performance-based cash bonus program to the executive officers of Employers Mutual (including the Company's NEOs). The multi-year performance incentives are designed to serve as a motivational tool to help eligible executives focus on achieving specific corporate goals and to reward superior results over a longer term, rather than just a single year. For many years, the Employers Mutual Senior Executive Compensation Long Term Incentive Plan (referred to in this Proxy Statement as the LTIP) accomplished this goal. However, the respective compensation committees of the Boards of Directors of the Company and Employers Mutual approved a new cash bonus program based on multi-year performance incentives, entitled the Employers Mutual Casualty Company Executive Long Term Incentive Plan (the “Long Term Bonus Plan”), to replace the current LTIP. As compared to the LTIP, the Long Term Bonus Plan is designed to simplify and provide more transparency to the multi-year, performance-based cash bonus program.

The three-year period focus of the Long Term Bonus Plan dictates that the first bonus award (if any) that would be payable under the Plan would be paid in 2019, based on 2016-2018 results. The current LTIP will continue to operate and provide any multi-year, performance-based cash bonuses payable to executive officers through 2018. As detailed below, however, and assuming stockholder approval, the Executive Management Committee will begin in 2016 to annually set base bonus percentages, corporate goals and performance factors for the appropriate three-year Plan Term of the Long Term Bonus Plan, subject to approval by the two compensation committees.

The Long Term Bonus Plan was approved by the Employers Mutual Compensation Committee and by the Company’s Compensation Committee in separate meetings held February 3, 2016.

Summary of the Executive Long Term Incentive Plan

The following summary of the Long Term Bonus Plan is qualified in its entirety by reference to the complete text of the plan, which is attached to this Proxy Statement as Appendix B.

Purpose of the Plan

The purpose of the Long Term Bonus Plan is to reward superior multi-year performance by the executive officers of Employers Mutual. It is also designed to compensate executive officers when Employers Mutual outperforms the industry in certain key areas over a specified three-year period. The Long Term Bonus Plan will help Employers Mutual attract and retain high caliber senior executives, and provide compensatory motivation for executive officers to achieve specified targets and to continually strive for optimal results over a longer time period than is applicable to the Annual Plan.

Eligibility

Executive officers of Employers Mutual holding titles of Vice President, Senior Vice President, Executive Vice President or President on or before December 31 of a Plan Term, and who are not otherwise eligible for a separate bonus plan, are eligible to participate in the Long Term Bonus Plan. Those executive officers who are eligible to participate in the Long Term Bonus Plan, but who separate from employment with Employers Mutual (for reasons limited to retirement, death or disability) during a Plan Term, remain eligible to participate in the Long Term Bonus Plan, but any awards are subject to a pro rata adjustment representing the portion the Plan Term the executive officer was employed by Employers Mutual.

General Plan Structure

The core components that determine the Long Term Bonus Plan calculation are (1) trade combined ratio; (2) surplus growth; (3) written premium growth; and (4) an Industry Comparison Factor (as defined in the Long Term Bonus Plan). All are based on the consolidated statutory results of EMC Insurance Companies. The trade combined ratio (“TCR”) is a calculation that assesses management's ability to generate an underwriting profit and is the component most heavily weighted in the overall Long Term Bonus Plan calculation. The surplus growth component rewards management's ability to increase policyholders’ surplus. The written premium growth component gauges management's ability to increase overall written premiums. The Industry Comparison Factor is an adjustment factor used to account for EMC Insurance Companies' performance against the property and casualty insurance industry over the Plan Term with respect to TCR.

For each of the first three core components (TCR, surplus growth and written premium growth), the Executive Management Committee sets a base bonus percentage, corporate goal percentage and performance factor at the beginning of the Plan Term, subject to approval by the two compensation committees. At the end of each three-year Plan Term, the corporate goal for each category is compared to actual results for the Plan Term, and the positive or negative result for each category is multiplied by the performance factor. The positive or negative percentage that results from this computation is then added to the base bonus percentage for those three components, resulting in a contribution percentage for each component. The sum of these three contribution percentages (expressed as a percentage) is then multiplied by the Industry Comparison Factor, which is subject to a minimum (negative) and a maximum (positive) adjustment.

The percentage that results from multiplying the sum of the three contribution percentages by the Industry Comparison Factor is the Unmodified Plan Percentage, which is subject to a maximum of 125%. The Unmodified Plan Percentage is then adjusted, for each Eligible Officer, using the following: (1) Role Adjustment Factor (accounts for the executive officer level or committee membership); (2) Service Adjustment Factor (prorates the bonus percentage for any executive officers not eligible during the entire Plan Term); and (3) Retirement Notice Adjustment Factor (adjusts the bonus for retirees who failed to provide adequate retirement notice).

The resulting percentage is the Individual Plan Percentage, which is then applied to the executive officer's annual base salary to calculate the Long Term Bonus Plan Payout. Any payment is subject to all applicable taxes, withholdings and deductions.

Timing of Plan Payment

Any incentive compensation from the Long Term Bonus Plan will be paid on April 10 of the year following the end of the corresponding Plan Term, after review of industry results and following approval by the two compensation committees.

Separation from Employment

Any executive officer eligible under the Long Term Bonus Plan who separates from Employers Mutual for any reason other than retirement (which, for purposes of the Long Term Bonus Plan, requires the executive officer to have attained the age of 55 at the time of separation from employment), death or disability (as defined in the Long Term Bonus Plan) will not receive payment under the Long Term Bonus Plan for any Plan Term in which the separation occurs.

Clawback Provision

The Long Term Bonus Plan is subject to Employers Mutual’s Clawback Policy, which enables Employers Mutual to recoup previously awarded incentive-based compensation from executive officers in certain circumstances and to the extent required under applicable law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EMPLOYERS MUTUAL CASUALTY COMPANY EXECUTIVE LONG TERM INCENTIVE PLAN.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP audited the consolidated financial statements of the Company for the year ended December 31, 2015, and audited the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015.  The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and the stockholders are asked to ratify that selection.  During 2015, in connection with its audit function, Ernst & Young LLP provided services to the Company which included the audit of the annual consolidated financial statements, the audit of the effectiveness of the Company's internal control over financial reporting, assistance with meeting the requirements of the SEC under the Securities Exchange Act of 1934 and advisory services regarding various financial and accounting matters.
A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.  Although this ratification is not required by current laws, rules and regulations, or the Company’s By-Laws, the Audit Committee Charter or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THIS APPOINTMENT.

Independent Registered Public Accounting Firm’s Fees
The following table sets forth the independent registered public accounting firm’s fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2015 and 2014, the audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015 and 2014, and fees billed for other services rendered by Ernst & Young LLP during 2015 and 2014.

	2015	2014

Audit Fees (1)	$571,060	$463,685

Audit Related Fees (2)	14,199	10,290

Tax Fees (3)	15,851	16,732

All Other Fees (4)	7,791	1,350

Total Fees	$608,901	$492,057

(1)
Audit Fees consist of fees associated with the audit of the Company’s annual consolidated financial statements, review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, the audit of the effectiveness of the Company’s internal control over financial reporting and the Company’s share of fees associated with the services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit Related Fees consist primarily of the Company’s share of fees related to the audit of Employers Mutual’s employee/retiree benefit plans.

(3)	Tax Fees consist of fees for tax advisory and compliance services for the Company, and for the Company’s share of fees associated with Employers Mutual’s employee/retiree benefit plans.

(4)	All Other Fees consist of the Company’s share of fees for all other services other than those reported above.
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed with regard to each particular service and its related fees.  In addition, the Audit Committee may pre-approve any services not anticipated, or services whose costs exceed the previously pre-approved amounts.  The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, up to $25,000, any services not anticipated or services whose costs exceed previously pre-approved amounts, provided all pre-approval decisions made by the Chair are reported to the Audit Committee at its next meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The Company’s executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the SEC and NASDAQ.  Copies of these reports must also be furnished to the Company.
Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that its executive officers, directors and 10% stockholders complied with all filing requirements in a timely manner during calendar year 2015, except, due to inadvertent oversights, (i) a Form 4 pertaining to the forfeiture of 5,240 unvested restricted stock awards upon Mr. Ronald W. Jean's January 2, 2015 retirement from Employers Mutual was not filed until February 3, 2015; (ii) a Form 5 pertaining to the December 31, 2015 purchase of 59.6878 shares of Common Stock through Employers Mutual's Employee Stock Purchase Plan was not filed until February 17, 2016 (one day late); and (iii) new SEC filing codes were not processed for Employers Mutual director Thomas W. Booth upon his retirement from Service Experts, Inc., and this oversight was not discovered until a Form 5 was filed pertaining to the Company's 3 for 2 stock split that was completed on June 23, 2015, resulting in Mr. Booth's acquisition of 1,370 additional shares of the Company's Common Stock. The Form 5 associated with this transaction was filed February 22, 2016.

OTHER MATTERS
The Board, in addition to Corporate Governance Guidelines and a Guide to Ethical Corporate Conduct, has adopted a Code of Ethics applicable to the Company’s senior financial officers, including the Company’s Chief Executive Officer, Chief Financial Officer, Treasurer, principal accounting officer or controller, and persons performing similar functions.  The Company’s Code of Ethics for senior financial officers is available on the Company’s website at www.EMCIns.com/ir/Corporate_Governance.aspx.
The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting.  As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

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STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING
AND STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholder proposals for inclusion in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders must be received by the Company no later than December 9, 2016.  The person submitting the proposal must have been a record or beneficial owner of the Company’s Common Stock for at least one year, the securities so held must have a market value of at least $2,000 and the securities must be held on the date of the meeting.  Any such proposal will be included in the Proxy Statement for the 2017 Annual Meeting if the rules of the SEC are satisfied with respect to the timing and form of such proposal, and if the content of such stockholder proposal is determined by the Company to be appropriate under the rules promulgated by the SEC.
The Board has implemented a process whereby stockholders may send communications directly to the Board’s attention.  Any stockholder wanting to communicate with the Board, or one or more specific members thereof, should send his or her written communication to the Office of the General Counsel, EMC Insurance Group Inc., P.O. Box 712, Des Moines, Iowa 50306.  The General Counsel of the Company has been instructed by the Board to screen such communications for validation and then promptly forward all such communications to the specified addressee thereof.

April 8, 2016
BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Richard W. Hoffmann
RICHARD W. HOFFMANN, Vice President, General Counsel and Secretary

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APPENDIX A
Employers Mutual Casualty Company
Executive Annual Bonus Plan

PLAN OVERVIEW

The Employers Mutual Casualty Company Executive Annual Bonus Plan (the "Annual Plan") is designed to reward superior calendar-year performance for the senior executive officers of Employers Mutual Casualty Company (“the Company”). The Annual Plan helps EMC attract and retain high caliber senior executives. The Annual Plan provides compensatory motivation to achieve specified targets to incent senior executive officers to continually strive for optimal results. The following organization goals are the foundation for the Annual Plan:

•	Underwriting profitability

•	Strengthening and protecting surplus

•	Premium growth

GENERAL PLAN STRUCTURE

Terms in bold are defined in the “Definitions and Sources” section.

The three components that contribute to the Annual Plan calculation are:

•	Trade Combined Ratio

•	Surplus growth

•	Written premium growth

The Trade Combined Ratio ("TCR") is a calculation that assesses the Company's ability to generate an underwriting profit and serves as the heaviest weight for the overall Annual Plan calculation. The Surplus component rewards our ability to improve the strength of our policyholder's surplus. The Written Premium component gauges our ability to increase overall written premium volume. The impact from changes in Surplus and changes in Written Premium are subject to minimum and maximum contributions.

For each of these components, a base percentage for meeting the pre-determined corporate goal is adjusted, up or down, to account for exceeding or missing the goal target. The result for each of the three components is added together to calculate the Unmodified Plan Percentage. The Unmodified Plan Percentage is then adjusted, for each Eligible Officer, using the Role Adjustment Factor (accounts for the officer level or committee membership), Service Adjustment Factor (prorates the bonus percentage for any officers not eligible the entire year) and Retirement Notice Adjustment Factor (adjusts the bonus for retirees based on whether adequate retirement notice was provided). The resulting percentage is the Individual Plan Percentage, which is then applied to the officer's Salary to calculate the Annual Plan Payout. Any payment is subject to all applicable taxes, withholdings and deductions. To assist participants in calculating individual bonuses, tables will be provided each year to Annual Plan participants to show the bonus percentages applicable for each component result in 1/10th point increments.

For each of the three components of the Annual Plan (Trade Combined Ratio, Surplus and Written Premium), the base bonus percentage, corporate goal and performance factor will be set by the Executive Management Committee (upon approval by the Senior Executive Compensation Committee) at the beginning of the plan year.

TIMING OF PLAN PAYMENT

Any incentive compensation from the Annual Plan will be paid following the approval by the Senior Executive Compensation Committee on March 10 of the year following the Plan Year.

SEPARATION OF EMPLOYMENT

Any Eligible Officer who separates from the Company for any reason other than retirement, death or Disability will not receive payment from the Annual Plan.

SPECIAL CONSIDERATIONS

All provisions in the Annual Plan are approved by the Senior Executive Compensation Committee on an annual basis. Any exceptions to the plan calculations or eligibility must be submitted to the Committee for consideration and the decision of the Committee is final.

The following worksheet outlines the overall calculation for the plan.

Executive Annual Bonus Plan

Trade Combined Ratio:     ________ + [(________ - ________) * ________] =      ____________
TCR Base Bonus % TCR Goal TCR Result TCR Performance Factor TCR Contribution

+

Surplus Growth:     ________ + [(________ - ________) * ________] = ____________
Surplus Base Bonus %     Surplus Result Surplus Goal Surplus Performance Factor Surplus Contribution
MIN -15/MAX +30

+

Written Premium Growth: ________ + [(________ - ________) * ________] = ____________
WP Base Bonus %     WP Result WP Goal WP Performance Factor WP Contribution
MIN -15/MAX +15

=
____________
Unmodified Plan
Percentage rounded to
1/10th MAX 125%

*

Role Adjustment Factor: officer's position within the Company as of December 31 of the Plan Year.          _____________
Role Adjustment
Factor

Role or title	Adjustment Factor
President	1.3
Executive Management Committee Members	1.2
Policy Committee Members or Sr. VP	1.1
All other Vice Presidents	1.0
*
Service Adjustment Factor: # of days during the plan year participating/365. Usually 1.0 except for new or retiring
officers, or upon the occurrence of death or Disability.                          _____________
Service Adjustment
Factor

*
Retirement Notice Adjustment Factor: Will be 1.0 for current Eligible Officers, and in the case of death,
Disability or retiring officers who provide Adequate Retirement Notice. Any retiring officers not providing adequate
notice will use a factor of .50.                                   ___________________
         Retirement Notice
Adjustment Factor

=
____________
Individual Plan
Percentage rounded to
1/10th

*

Salary: Officer's annual salary as shown in Workday as of December 15th of the Plan Year.             $___________
Salary
=
$___________
Annual Plan Payout

Executive Annual Bonus Plan - SAMPLE

Trade Combined Ratio:     35% +      [( 99% - 97% ) * 7 ] =      49%
TCR Base Bonus % TCR Goal TCR Result TCR Performance Factor TCR Contribution

+

Surplus Growth:     7.5% + [( 10.5% - 7.5% ) * _2_ _] = 13.5%
Surplus Base Bonus % Surplus Result Surplus Goal Surplus Performance Factor Surplus Contribution
MIN -15/MAX +30

+

Written Premium Growth: 7.5% + [( 3% - 3% ) * 2 ] =      7.5%
WP Base Bonus %     WP Result WP Goal WP Performance Factor WP Contribution
MIN -15/MAX +15

=
70%
Unmodified Plan
Percentage rounded to
1/10th MAX 125%

*
Role Adjustment Factor: officer's position within the Company as of December 31 of the Plan Year.          1.1
Role Adjustment
Factor

Role or title	Adjustment Factor
President	1.3
Executive Management Committee Members	1.2
Policy Committee Members or Sr. VP	1.1
All other Vice Presidents	1.0
*
Service Adjustment Factor: # of days during the plan year participating/365. Usually 1.0 except for new or retiring
officers, or upon the occurrence of death or Disability.                          1.0
Service Adjustment
Factor
*
Retirement Notice Adjustment Factor: Will be 1.0 for current Eligible Officers, and in the case of death,
Disability or retiring officers who provide Adequate Retirement Notice. Any retiring officers not providing adequate
notice will use a factor of .50.                                   1.0
         Retirement Notice
Adjustment Factor

=
77%
Individual Plan
Percentage rounded to
1/10th

*

Salary: Officer's annual salary as shown in Workday as of December 15th of the Plan Year.             $150,000
Salary

=

Assume the following information is available. Executive Management sets the following base bonus percentages, goals and performance factors at the beginning of the year:
TCR Base = 35%, Goal =99, Performance Factor = 7
Surplus Base = 7.5%, Goal =7.5, Performance Factor = 2
Written Premium Base = 7.5%, Goal =3, Performance Factor = 2
Eligible Vice President that is a Policy Committee Member, not retiring and eligible the entire plan year.         $115,000
                                         Annual Plan Payout

PLAN DEFINITIONS AND SOURCES

Adequate Retirement Notice: Written notification of an officer's intent to retire is received by his/her supervisor and human resources or a member of the Executive Management Committee no less than:

Role or title	Notice Required
President	one year prior to retirement date
Executive Management Committee Members	one year prior to retirement date
Policy Committee Members or SVP	nine months prior to retirement date
All other Vice Presidents	six months prior to retirement date

For purposes of the Annual Plan, in no event can a retirement occur prior to the officer attaining age 55 at the time of separation.

Annual Plan Payout: (Unmodified Plan Percentage * Role Adjustment Factor * Service Adjustment Factor * Retirement Notice Adjustment Factor) * Salary

Disability: Disability is determined by the Eligible Officer becoming eligible to receive disability benefits under the Company's applicable long-term disability program.

Eligible Officer: Officers holding titles of Vice President, Senior Vice President, Executive Vice President or President for Employers Mutual Casualty Company on or before December 31st of the Plan Year who are not otherwise eligible for a separate bonus plan, as well as retiring officers (or those experiencing death or Disability) holding the title of Vice President, Senior Vice President, Executive Vice President or President for Employers Mutual Casualty Company during the Plan Year.

Executive Management Committee: EMC President and CEO, EMC EVP/COO, EMC EVP for Corporate Development, EMC EVP Finance and Analytics, SVP Branch Operations.

Individual Plan Percentage: The percentage applied to the officer’s Salary calculated by Unmodified Plan Percentage * Role Adjustment Factor * Service Adjustment Factor * Retirement Notice Adjustment Factor. This percentage yields the gross payment which is subject to all applicable taxes, withholdings, and deductions.

Plan Year: The calendar year for the Annual Plan commencing on January 1st and ending on December 31st.

Retirement Notice Adjustment Factor: A factor of 1.0 unless Adequate Retirement Notice was not received. Lack of Adequate Retirement Notice will generate a .50 factor.

Role Adjustment Factor: Provides distinction among individual Eligible Officers based on title and service on either the Policy Committee or Executive Management Committee as of December 31st of the Annual Bonus Plan Year.

Role or title	Adjustment Factor
President	1.3
Executive Management Committee Members	1.2
Policy Committee Members or Sr. VP	1.1
All other Vice Presidents	1.0

Salary: Officer's annual salary as shown in Workday as of December 15th of the Plan Year. For a retiring officer (or one experiencing death or Disability), salary shall be the annual salary shown in Workday as of the date of retirement (or death or Disability).

Service Adjustment Factor: Provides the proportion of time, during the bonus plan year, that an officer was eligible for the Annual Plan. This is a calculated factor expressed as Number of Days as an Eligible Officer during Plan Year/365. The result will be 1.0 except in those cases where an employee became an Eligible Officer during the Plan Year or where Eligible Officer retired, died or became disabled.

Senior Executive Compensation Committee: Select members of either the EMCC Board of Directors or EMCI Board of Directors providing governance and oversight of executive compensation and stock award administration.

Surplus Base Bonus Percentage: A percentage that will reflect the contribution of the surplus component if the Surplus Goal and Surplus Result are identical.

Surplus Contribution: Surplus Base Bonus Percentage + ((Surplus Result - Surplus Goal) X Surplus Performance Factor)

Surplus Goal: This Surplus growth goal is established by the Executive Management Committee at the beginning of the year. The Senior Executive Compensation Committee must approve the surplus growth goal each Plan Year as it relates to the calculation of the Annual Plan.

Surplus Performance Factor: The multiplier used to increase or decrease the Surplus Contribution for every point the Surplus Result is above or below the Surplus Goal.

Surplus Result: The one-year percentage change in policyholder's surplus for the company on a consolidated basis. The source data for this calculation can be found in the current year consolidated financial statement. It is calculated by dividing Surplus as regards policyholders, December 31 current year (page 4, column 1, line 39) by Surplus as regards policyholders, December 31 prior year (page 4, column 1, line 21) and subtracting one.

TCR Base Bonus Percentage: A percentage that will reflect the contribution of the Trade combined ratio component if the TCR Goal and TCR Result are identical.

TCR Contribution: TCR Base Bonus Percentage + ((TCR Goal - TCR Result) X TCR Performance Factor)

TCR Goal: This Trade Combined Ratio is established by the Executive Management Committee at the beginning of the year and sent out as a companywide message for the Contingent Salary Plan Threshold. The Senior Executive Compensation Committee must approve the trade combined ratio goal each Plan Year as it relates to the calculation of the Annual Plan.

TCR Performance Factor: The multiplier used to increase or decrease the TCR Contribution for every point the TCR Result is above or below the TCR Goal.

TCR Result: The calculated trade combined ratio result for the company on a consolidated basis. The TCR can be found in the supplement to the financial statement. The supplement provides the final TCR, but a detailed calculation can be determined from the consolidated annual statement by calculating two ratios and adding them together. The first ratio is calculated by adding the amounts for Losses incurred (page 4, column 1, line 2), Loss adjustment expenses incurred (page 4, column 1, line 3), and Dividends to policyholders (page 4, column 1, line 17) together, and dividing the total by Premiums earned in the current year (page 4, column 1, line 1). The second ratio is calculated by dividing other Underwriting expenses incurred (page 4, column 1, line 4) by Total net premiums written (page 8, column 6, line 35). The TCR Result is the sum of these two ratios.

Unmodified Plan Percentage: The addition of the TCR Contribution, Surplus Contribution and WP Contribution.

WP Result: The one-year percentage change in written premium for the company on a consolidated basis. This number is published in the supplement to the financial statement. It can be calculated from the consolidated annual statement by dividing Total net premiums written in the current year (page 8, column 6, line 35 from the current year statement) by Total net premiums written in the prior year (page 8, column 6, line 35 from the prior year statement) and subtracting one.

WP Base Bonus Percentage: A percentage that will reflect the contribution of the Written Premium component if the WP Corporate Goal and WP Result are identical.

WP Goal: This Written Premium growth goal is established by the Executive Management Committee at the beginning of the year. The Senior Executive Compensation Committee must approve the written premium growth goal each Plan Year as it relates to the calculation of the Annual Plan.

Written Premium Contribution: WP Base Bonus Percentage + ((WP Result - WP Goal) X WP Performance Factor)

WP Performance Factor: The multiplier used to increase or decrease the WP Contribution for every point the WP Result is above or below the WP Goal.

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CLAWBACK PROVISION

EMPLOYERS MUTUAL CASUALTY COMPANY
POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED INCENTIVE-BASED COMPENSATION

Executive officers (as defined below) of Employers Mutual Casualty Company (the “Company”) may be required to repay previously awarded incentive-based compensation to the Company in certain circumstances and to the extent required under applicable law. For incentive compensation performance periods in progress as of the adoption of this policy and paid on or after January 1, 2015, the statement of terms and conditions accompanying any incentive-based compensation award made by the Company shall include a provision incorporating the requirements of this policy.

To the extent there is a determination made that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements, the Compensation Committee of the Company’s Board of Directors and the Compensation Committee of EMC Insurance Group Inc.’s Board of Directors (EMCI) (collectively referred to as the Compensation Committees) will determine whether, and to what extent, recovery of any incentive-based compensation previously paid is appropriate based on the facts and circumstances involved. If it is determined that a recovery is appropriate, the Compensation Committees shall direct that the Company recover that portion of any incentive-based compensation (whether in the form of cash or equity, if applicable) paid to current and former executive officers during the 36-month period preceding the date the Company is required to issue the accounting restatement that is in excess of what would have been paid to the executive officers under the accounting restatement. The amount to be recovered from the executive officers based on an accounting restatement shall be the amount by which the affected incentive-based compensation exceeded the amount that would have been payable to such executive officers had the accounting statements initially been issued as restated; provided, however, the Compensation Committees reserve the authority to recover different amounts from different executive officers on such bases as they shall deem appropriate, such as in the case of an executive officer’s misconduct that contributes to the need for the accounting restatement.

The Compensation Committees shall determine, subject to applicable law, whether the Company shall effect such recovery of incentive-based compensation (i) by seeking recovery from the executive officer; (ii) by reducing the amount that would otherwise be payable to the executive officer under any compensatory plan, program or arrangement maintained by the Company; (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount); or (iv) by any combination of the foregoing.

For purposes of this policy, the term “executive officers” means those persons who received incentive-based compensation under the Company’s Senior Executive Compensation Bonus Program, Senior Executive Long Term Incentive Plan, or the incentive-based compensation plans applicable to the Company’s Bond Manager and the President of EMC Reinsurance Company. The term “incentive-based compensation” means, as applicable, cash or equity compensation paid under any of the above mentioned plans, the amount of which was determined in whole, or in part, upon specific performance-based goals relating to the financial results of EMC Insurance Companies, or its individual operating segments.

The remedies outlined herein are in addition to, and not in lieu of, any action deemed necessary by the Compensation Committees, the Company’s Board of Directors, EMCI’s Board of Directors, or the Company (up to and including termination of employment), and any legal rights available to the Company to recover incentive-based compensation, and any action imposed by law enforcement agencies, regulators, or other authorities.

APPENDIX B
Employers Mutual Casualty Company
Executive Long Term Incentive Plan

PLAN OVERVIEW

The Employers Mutual Casualty Company Executive Long Term Incentive Plan (the "LTIP") is designed to reward superior multi-year performance for the senior executive officers of Employers Mutual Casualty Company (“the Company”). The LTIP helps EMC attract and retain high caliber senior executives. The LTIP provides compensatory motivation to achieve specified targets to incent senior executive officers to continually strive for optimal results. The following organization goals are the foundation for the LTIP:

•	Underwriting profitability

•	Strengthening and protecting surplus

•	Premium growth

GENERAL PLAN STRUCTURE

Terms in bold are defined in the “Definitions and Sources” section.

The Three components that contribute to the LTIP calculation are:

•	Trade Combined Ratio

•	Surplus growth

•	Written premium growth

The Trade Combined Ratio ("TCR") is a calculation that assesses the Company's ability to generate an underwriting profit. The Surplus component rewards our ability to improve the strength of our policyholder surplus. The Written Premium component gauges our ability to increase overall written premium volume.

For each of these components, a base percentage for meeting the pre-determined corporate goal is adjusted, up or down, to account for exceeding or missing the goal target. The result for each of the three components is added together and adjusted with an Industry Comparison Factor (provides bonus impact depending on whether EMC outperforms the industry or not) to calculate the Unmodified Plan Percentage. The Unmodified Plan Percentage is then adjusted, for each Eligible Officer, using the Role Adjustment Factor (accounts for the officer level or committee membership), Service Adjustment Factor (prorates the bonus percentage for any officers not eligible the entire year) and Retirement Notice Adjustment Factor (adjusts the bonus for retirees based on whether adequate retirement notice was provided). The resulting percentage is the Individual Plan Percentage which is then applied to the officer's Salary to calculate the LTIP Payout. Any payment is subject to all applicable taxes, withholdings and deductions. To assist participants in calculating individual bonuses, a table will be provided each Plan Term to LTIP participants to show the bonus percentages applicable for each component result in 1/10th point increments.

For each of the three components of the LTIP (Trade Combined Ratio, Surplus and Written Premium), the base bonus percentage, corporate goal and performance factor will be set by the Executive Management Committee (upon approval by the Senior Executive Compensation Committee) at the beginning of the Plan Term.

TIMING OF PLAN PAYMENT

Any incentive compensation from the LTIP will be made following the approval by the Senior Executive Compensation Committee and after review of industry results on April 10 of the year following the end of the Plan Term.

SEPARATION OF EMPLOYMENT

Any Eligible Officer who separates from the Company for any reason other than retirement, death or Disability will not receive payment from the LTIP.

SPECIAL CONSIDERATIONS

All provisions in the LTIP are approved by the Senior Executive Compensation Committee at the onset of the Plan Term. Any exceptions to the plan calculations or eligibility must be submitted to the Committee for consideration and the decision of the Committee is final.

The following worksheet outlines the overall calculation for the plan.

Executive Long Term Incentive Plan
Trade Combined Ratio: __________ + [(________ - ________) * ________] =      ____________
TCR Base Bonus % 3 YR TCR Goal 3 YR TCR Result TCR Performance Factor TCR Contribution
+

Surplus Growth:     __________ + [(________ - ________) * ________] = ____________
Surplus Base Bonus % 3 YR Surplus Result 3YR Surplus Goal Surplus Performance Surplus Contribution
Factor
+
Written Premium Growth: __________ + [(________ - ________) * ________] = ____________
WP Base Bonus % 3 YR WP Result 3YR WP Goal WP Performance WP Contribution
Factor
*
Industry Comparison Factor:     1 + [(________ - ________) * ________] = ____________
         3 YR Industry TRC 3YR TRC Result Industry Performance Industry Comparison
Factor         Factor MIN .80/MAX1.20

=
____________
Unmodified Plan
Percentage rounded to
1/10th MAX 125%

*

Role Adjustment Factor: officer's position within the Company as of December 31 at the end of the Plan Year.      ____________
Role Adjustment
Factor

Role or title	Adjustment Factor
President	1.3
Executive Management Committee Members	1.2
Policy Committee Members or Sr. VP	1.1
All other Vice Presidents	1.0
                                         *
Service Adjustment Factor: # of days during the Plan Term participating/1095. Usually 1.0 except for new or retiring
officers, or upon the occurrence of death or Disability.                         _____________
Service Adjustment
Factor

*
Retirement Notice Adjustment Factor: Will be 1.0 for current Eligible Officers, and in the case of death,
Disability or retiring officers who provide Adequate Retirement Notice. Any retiring officers not providing adequate
notice will use a factor of .50.                                   ___________________
         Retirement Notice
Adjustment Factor

=
____________
Individual Plan
Percentage rounded to
1/10th

*
Salary: Officer's annual salary as shown in Workday as of December 15th of the end of the Plan Term.         $___________
Salary

=

$___________
LTIP Payout

Executive Long Term Incentive Plan - SAMPLE

Trade Combined Ratio: 20% + [( 100% - 99% ) * 7 ] =      27%
TCR Base Bonus % 3 YR TCR Goal 3 YR TCR Result TCR Performance Factor TCR Contribution
+
Surplus Growth:     5% + [( 23% - 20% ) * .75 ] = 7.25%
Surplus Base Bonus % 3 YR Surplus Result 3YR Surplus Goal Surplus Performance Surplus Contribution
Factor                                                  +
Written Premium Growth: 5% + [( 5% - 5% ) * .75 ] = 5%
WP Base Bonus % 3 YR WP Result 3YR WP Goal WP Performance WP Contribution
Factor
*
Industry Comparison Factor:     1 + [( 99% - 97% ) * .05 ] = 1.1
         3 YR Industry TRC 3YR TRC Result Industry Performance Industry Comparison
Factor         Factor MIN .80/MAX1.20
=
43.2%
Unmodified Plan
Percentage rounded to
1/10th MAX 125%

*
Role Adjustment Factor: officer's position within the Company as of December 31 of the Plan Term.          1.1
Role Adjustment
Factor

Role or title	Adjustment Factor
President	1.3
Executive Management Committee Members	1.2
Policy Committee Members or Sr. VP	1.1
All other Vice Presidents	1.0
                                         *
Service Adjustment Factor: # of days during the Plan Term participating/1095. Usually 1.0 except for new or retiring
officers, or upon the occurrence of death or Disability.                         1.0
Service Adjustment
Factor
*
Retirement Notice Adjustment Factor: Will be 1.0 for current Eligible Officers, and in the case of death,
Disability or retiring officers who provide Adequate Retirement Notice. Any retiring officers not providing adequate
notice will use a factor of .50.                                   1.0
         Retirement Notice
Adjustment Factor

=
47.5%
Individual Plan
Percentage rounded to
1/10th
*

Salary: Officer's annual salary as shown in Workday as of December 15th of end of the Plan Term.             $150,000
Salary
=

Assume the following information is available. Executive Management sets the following base bonus percentages, goals and performance factors at the beginning of the Plan Term:
TCR Base = 20%, Goal = 100, Performance Factor = 7
Surplus Base = 7.5%, Goal = 20%, Performance Factor = .75
Written Premium Base = 7.5%, Goal = 5%, Performance Factor = .75
Industry Performance Factor = .05
Eligible Vice President that is a Policy Committee Member, not retiring and eligible the entire plan year.         $71,250
                                         LTIP Payout

PLAN DEFINITIONS AND SOURCES

Adequate Retirement Notice: Written notification of an officer's intent to retire is received by his/her supervisor and human resources or a member of the Executive Management Committee no less than:

Role or title	Notice Required
President	one year prior to retirement date
Executive Management Committee Members	one year prior to retirement date
Policy Committee Members or SVP	nine months prior to retirement date
All other Vice Presidents	six months prior to retirement date

For purposes of the LTIP, in no event can a retirement occur prior to the officer attaining the age of 55 at the time of separation.

Disability: Disability is determined by the Eligible Officer becoming eligible to receive disability benefits under the Company's applicable long-term disability program.

Eligible Officer: Officers holding titles of Vice President, Senior Vice President, Executive Vice President or President for Employers Mutual Casualty Company on or before December 31 of the end of the Plan Term who are not otherwise eligible for a separate bonus plan, as well as retiring officers (or those experiencing death or Disability) holding the title of Vice President, Senior Vice President, Executive Vice President or President for Employers Mutual Casualty Company during the Plan Term.

Executive Management Committee: EMC President and CEO, EMC EVP/COO, EMC EVP for Corporate Development, EMC EVP Finance and Analytics, SVP Branch Operations.

Individual Plan Percentage: The percentage applied to the officer’s Salary calculated by Unmodified Plan Percentage * Role Adjustment Factor * Service Adjustment Factor * Retirement Notice Adjustment Factor. This percentage yields the gross payment which is subject to all applicable taxes, withholdings, and deductions.

Industry Comparison Factor: An adjustment factor used to account for EMC's performance against the industry. The factor range is from .80 to 1.20 depending on whether EMC performed better or worse than the industry over a three year period with respect to the trade combined ratio.

3 YR Industry TCR: A measure of the industry underwriting performance for comparison with EMC. This ratio will be calculated annually be taking the un-weighted average of the most recent 3 year combined ratios as calculated by AM Best for the Total US PC Industry (099200). The calculation will always use the most recently available industry results which is expected to be the QAR report or BestLink for the first two years and the AM Best Statistical Study US P/C Financial Results which is generally published mid to late March.

LTIP Payout: (Unmodified Plan Percentage * Role Adjustment Factor * Service Adjustment Factor * Retirement Notice Adjustment Factor) * Salary

Plan Term: The three-year term commencing on January 1 of the first year and ending on December 31 of the final year.

Retirement Notice Adjustment Factor: A factor of 1.0 unless Adequate Retirement Notice was not received. Lack of Adequate Retirement Notice will generate a .50 factor.

Role Adjustment Factor: Provides distinction among individual eligible officers based on title and service on either the Policy Committee or Executive Management Committee as of December 31 of the end of the Plan Term.

Role or title	Adjustment Factor
President	1.3
Executive Management Committee Members	1.2
Policy Committee Members or Sr. VP	1.1
All other Vice Presidents	1.0

Salary: Officer's annual salary as shown in Workday as of December 15th of the end of Plan Term. For a retiring officer (or one experiencing death or Disability), salary shall be the annual salary shown in Workday as of the date of retirement (death or Disability).

Service Adjustment Factor: Provides the proportion of time, during the Plan Term, that an officer was eligible for the bonus plan. This is a calculated factor expressed as Number of Days as an Eligible Officer during Plan Term/1095. The result will be 1.0 except in those cases where an employee became an Eligible Officer during the Plan Term or where Eligible Officer retired, died or became disabled.

Senior Executive Compensation Committee: Select members of either the EMCC Board of Directors or EMCI Board of Directors providing governance and oversight of executive compensation and stock award administration.

Surplus Base Percentage: A percentage that will reflect the contribution of the surplus component if the Surplus Corporate Goal and Surplus Result are identical.

Surplus Contribution: Surplus Base Percentage + ((3 YR Surplus Result - 3 YR Surplus Goal) X Surplus Performance Factor)

Surplus Performance Factor: The multiplier used to increase or decrease the Surplus Contribution for every point the 3 YR Surplus Result is above or below the 3 YR Surplus Goal.

3 YR Surplus Goal: This Surplus growth goal is established by the Executive Management Committee at the beginning of the Plan Term. The Senior Executive Compensation Committee must approve the surplus growth goal each Plan Term as it relates to the calculation of the LTIP.

3 YR Surplus Result: The three-year percentage change in policyholder surplus for the company on a consolidated basis. The source data for this calculation can be found in the current and third prior year consolidated annual statements. It is determined by dividing Surplus as regards policyholders for the current year (page 4, column 1, line 39 from the current year statement) by Surplus as regards policyholders for the third prior year (page 4, column 1, line 39 from the third prior year statement) and subtracting one.

TCR Base Bonus Percentage: A percentage that will reflect the contribution of the trade combined ratio component if the 3 YR TCR Goal and 3 YR TCR Result are identical.

TCR Contribution: TCR Base Percentage + ((3 YR TCR Goal - 3 YR TCR Result) X TCR Performance Factor)

TCR Performance Factor: The multiplier used to increase or decrease the TCR Contribution for every point the 3 YR TCR Result is above or below the 3 YR TCR Goal.

3 YR TCR Goal: This Trade Combined Ratio is established by the Executive Management Committee at the beginning of the Plan Term. The Senior Executive Compensation Committee must approve the trade combined ratio goal each Plan Term as it relates to the calculation of the LTIP.

3 YR TCR Result: The calculated three-year trade combined ratio result for the company on a consolidated basis. The source of the consolidated trade combined ratio is provided by the most recent three consolidated annual statements and is determined by summing two ratios. The first ratio is calculated by adding the amounts for Losses incurred for the past three years (page 4, column 1, line 2 from the past three statements), Loss adjustment expenses incurred for the past three years (page 4, column 1, line 3 from the past three statement), and Dividends to policyholders (page 3, column 1, line 17 from the past 3 statements) together, and dividing the total by the sum of Premiums earned in the past three years (page 4, column 1, line 1 from the past three statements). The second ratio is calculated by dividing the sum of Other underwriting expenses incurred in the past three years (page 4, column 1, line 4 from the past three statements) by Total net premiums written in the past three years (page 8, column 6, line 35 from the past three statements). The 3 YR TCR Actual is the sum of these two ratios.

Unmodified Plan Percentage: The addition of the TCR Contribution, Surplus Contribution, WP Contribution multiplied by the Industry Comparison Factor.

WP Base Bonus Percentage: A percentage that will reflect the contribution of the Written Premium component if the 3 YR WP Goal and 3 YR WP Result are identical.

WP Performance Factor: The multiplier used to increase or decrease the WP Contribution for every point the 3 YR WP Result is above or below the 3 YR WP Goal.

Written Premium Contribution: WP Base percentage + ((3 YR WP Result - 3 YR WP Goal) X WP Performance Factor)

3 YR WP Goal: This Written Premium growth goal is established by the Executive Management Committee at the beginning of the Plan Term. The Senior Executive Compensation Committee must approve the written premium growth goal each Plan Term as it relates to the calculation of the LTIP.

3 YR WP Result: The three-year percentage change in written premium for the company on a consolidated basis. The source for the written premium is provided by the consolidated annual statements. It is calculated by dividing Total net premiums written in the current year (page 8, column 6, line 35 from the current year statement) by the Total net premiums written in the third prior year (page 8, column 6, line 35 from the third prior year statement) and subtracting one.

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CLAWBACK PROVISION

EMPLOYERS MUTUAL CASUALTY COMPANY
POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED INCENTIVE-BASED COMPENSATION
Executive officers (as defined below) of Employers Mutual Casualty Company (the “Company”) may be required to repay previously awarded incentive-based compensation to the Company in certain circumstances and to the extent required under applicable law. For incentive compensation performance periods in progress as of the adoption of this policy and paid on or after January 1, 2015, the statement of terms and conditions accompanying any incentive-based compensation award made by the Company shall include a provision incorporating the requirements of this policy.

To the extent there is a determination made that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements, the Compensation Committee of the Company’s Board of Directors and the Compensation Committee of EMC Insurance Group Inc.’s Board of Directors (EMCI) (collectively referred to as the Compensation Committees) will determine whether, and to what extent, recovery of any incentive-based compensation previously paid is appropriate based on the facts and circumstances involved. If it is determined that a recovery is appropriate, the Compensation Committees shall direct that the Company recover that portion of any incentive-based compensation (whether in the form of cash or equity, if applicable) paid to current and former executive officers during the 36-month period preceding the date the Company is required to issue the accounting restatement that is in excess of what would have been paid to the executive officers under the accounting restatement. The amount to be recovered from the executive officers based on an accounting restatement shall be the amount by which the affected incentive-based compensation exceeded the amount that would have been payable to such executive officers had the accounting statements initially been issued as restated; provided, however, the Compensation Committees reserve the authority to recover different amounts from different executive officers on such bases as they shall deem appropriate, such as in the case of an executive officer’s misconduct that contributes to the need for the accounting restatement.

The Compensation Committees shall determine, subject to applicable law, whether the Company shall effect such recovery of incentive-based compensation (i) by seeking recovery from the executive officer; (ii) by reducing the amount that would otherwise be payable to the executive officer under any compensatory plan, program or arrangement maintained by the Company; (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount); or (iv) by any combination of the foregoing.

For purposes of this policy, the term “executive officers” means those persons who received incentive-based compensation under the Company’s Senior Executive Compensation Bonus Program, Senior Executive Long Term Incentive Plan, or the incentive-based compensation plans applicable to the Company’s Bond Manager and the President of EMC Reinsurance Company. The term “incentive-based compensation” means, as applicable, cash or equity compensation paid under any of the above mentioned plans, the amount of which was determined in whole, or in part, upon specific performance-based goals relating to the financial results of EMC Insurance Companies, or its individual operating segments.

The remedies outlined herein are in addition to, and not in lieu of, any action deemed necessary by the Compensation Committees, the Company’s Board of Directors, EMCI’s Board of Directors, or the Company (up to and including termination of employment), and any legal rights available to the Company to recover incentive-based compensation, and any action imposed by law enforcement agencies, regulators, or other authorities.